As Filed with the Securities and Exchange Commission on April 14, 2003

                               File No. 333-59765
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
--------------------------------------------------------------------------------
                   POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-1

                                   ON FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)
                             Nebraska 6300 470221457
  (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                             WILLIAM F. EMMONS, ESQ.

                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)
--------------------------------------------------------------------------------
                                    Copy to:
                               JOAN E. BOROS, ESQ.
                           CHRISTOPHER S. PETITO, ESQ.
                                 Jorden Burt LLP
                        1025 Thomas Jefferson Street N.W.
                                 Suite 400 East
                          Washington, D. C. 20007-0805
--------------------------------------------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                         Calculation of Registration Fee
--------------------------------------------------------------------------------
              --------- Proposed Maximum Proposed Maximum Amount to
    Title of Each Class of Amount to be Offering Price Per Aggregate Offering
                                  Registration
                  Securities to be Registered Registered Unit
                                   Price Fee

                             Market Value Adjusted
                           Interest under Individual
                                Flexible Premium
                           Deferred Variable Annuity
                   Contracts. . . . . . . . . . . . . . * * *
                                       *
--------------------------------------------------------------------------------

     * These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered.
      No additional amount of securities is being registered by this post-effective amendment to the registration statement.


                              CROSS REFERENCE SHEET
                    (Pursuant to Regulation S-K, Item 501(b)

Form S-1 Item No. and Caption                               Caption in Prospectus
--------------------------------------------------------------------------------
1. Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus. . . . . . . . .Facing Page and Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages
     of Prospectus. . . . . . . . . . . . . . . . . . . . . Table of Contents

3.  Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges. . . . . . . . . . . . . Questions and Answers about Your Contract; Not Applicable as to
                                                            Ratio of Earnings to  Fixed Charges

4. Use of Proceeds . .. . . . . . . . . .. . . . . . . . . .Allocation of Purchase  Payments;  The  Investment  and Fixed  Account
                                                            Options; Lincoln Benefit Life Company; Investments by Lincoln Benefit

5. Determination of Offering Price . . .. . . . . . . . . .. Not Applicable

6. Dilution. . . . . .. . . . . . . . . .. . . . . . . . . .Not Applicable

7. Selling Security Holders. . . . . . . . . . . . . . . .  Not Applicable

8. Plan of Distribution. . . . . . . . . . . . . . . . . . .Distribution of Contracts

9. Description of Securities to be Registered. . . . .     .Questions and Answers about your Contract; Description of the
                                                            Contracts; Annuity Benefits; Other Contract Benefits; Contract Charges

10. Interests of Named Experts and Counsel. . . . . . . . .Experts; Legal Matters

11. Information with respect to Registrant. . . . .. . . . Taxes;  Description  of Lincoln  Benefit Life Company and the
                                                           Separate  Account; Legal Proceedings; Financial Statements

12. Disclosure of Commission Position on
    Indemnification for Securities Act Liability. . . . . .Part II, Item 17.


                    CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

           STREET ADDRESS: 2940 SOUTH 84TH STREET, LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 82532, LINCOLN, NE 68501-2532

                        TELEPHONE NUMBER: 1-800-865-5237



The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-three investment options, each of which is a Subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

THE ALGER AMERICAN FUND: Growth Portfolio, Income and Growth Portfolio,
 Leveraged AllCap Portfolio, MidCap Growth Portfolio, Small Capitalization Portfolio

FEDERATED INSURANCE SERIES: Fund for U.S. Government Securities II, High Income
 Bond Fund II, Capital Income Fund II

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: Asset Manager/SM/ Portfolio - Initial
 Class, Contrafund(R) Portfolio - Initial Class, Equity-Income Portfolio - Initial Class, Growth Portfolio - Initial Class, Index 500 Portfolio - Initial Class, Money Market Portfolio - Initial Class, Overseas Portfolio - Initial Class

JANUS ASPEN SERIES: Mid Cap Growth Portfolio: Institutional Shares, Balanced
 Portfolio: Institutional Shares, Flexible Income Portfolio: Institutional Shares, International Value Portfolio: Service Shares, Growth Portfolio:
  Institutional Shares, Worldwide Growth Portfolio:  Institutional Shares

LSA VARIABLE SERIES TRUST: Balanced Fund, Basic Value Fund, Diversified Mid-Cap
 Fund, Emerging Growth Equity Fund, Mid Cap Value Fund, Value Equity Fund

MFS VARIABLE INSURANCE TRUST: Emerging Growth Series - Initial Class, Investors
 Trust Series - Initial Class, New Discovery Series - Initial Class, Research Series - Initial Class, Total Return Series - Initial Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS: Main Street Small Cap Fund/VA - Service
 Shares

PIMCO ADVISERS VIT: PEA Science and Technology Portfolio, OpCap Small Cap
 Portfolio

PIMCO VARIABLE INSURANCE TRUST: Foreign Bond Portfolio - Administrative Shares,
 Total Return Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST: International Growth and Income Fund - Class 1B

SCUDDER VARIABLE SERIES I: Balanced Portfolio, Bond Portfolio, Global Discovery
 Portfolio, Growth and Income Portfolio, International Portfolio

STI CLASSIC VARIABLE TRUST: Capital Appreciation, International Equity, Value
 Income Stock

STRONG OPPORTUNITY FUND II, INC.: Opportunity Fund II

STRONG VARIABLE INSURANCE FUNDS, INC.: Mid Cap Growth Fund II

T. ROWE PRICE EQUITY SERIES, INC.: Equity Income Portfolio, Mid-Cap Growth Portfolio, New America Growth Portfolio

T. ROWE PRICE INTERNATIONAL SERIES, INC.: International Stock Portfolio

VAN KAMPEN LIFE INVESTMENT TRUST: Growth and Income Portfolio, Class II
--------------------------------------------------------------------------------
  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 2003.

Some of the portfolios described in this Prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you


                                  1 PROSPECTUS
have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Subaccounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2003. The information in the Statement of Additional Information is incorporated by reference in this Prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 45 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.


                                  2 PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DEFINITIONS                      5
--------------------------------------------------------------------------------
FEE TABLES                       7
--------------------------------------------------------------------------------
Examples and Explanation of Expense Examples 8
--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT 9
--------------------------------------------------------------------------------
CONDENSED FINANCIAL INFORMATION  13
--------------------------------------------------------------------------------
DESCRIPTION OF THE CONTRACTS     13
--------------------------------------------------------------------------------
  Summary                        13
--------------------------------------------------------------------------------
  Contract Owner                 13
--------------------------------------------------------------------------------
  Annuitant                      13
--------------------------------------------------------------------------------
  Modification of the Contract   14
--------------------------------------------------------------------------------
  Assignment                     14
--------------------------------------------------------------------------------
  Free Look Period               14
--------------------------------------------------------------------------------
PURCHASES AND CONTRACT VALUE     14
--------------------------------------------------------------------------------
  Minimum Purchase Payment       14
--------------------------------------------------------------------------------
  Automatic Payment Plan         14
--------------------------------------------------------------------------------
  Allocation of Purchase Payments 14
--------------------------------------------------------------------------------
  Contract Value                 15
--------------------------------------------------------------------------------
  Separate Account Accumulation Unit Value 15
--------------------------------------------------------------------------------
  Transfer During Accumulation Period 15
--------------------------------------------------------------------------------
  Transfers Authorized by Telephone 16
--------------------------------------------------------------------------------
  Excessive Trading Limits       16
--------------------------------------------------------------------------------
  Automatic Dollar Cost Averaging Program 16
--------------------------------------------------------------------------------
  Portfolio Rebalancing          17
--------------------------------------------------------------------------------
THE INVESTMENT AND FIXED ACCOUNT OPTIONS 18
--------------------------------------------------------------------------------
  Separate Account Investments   18
--------------------------------------------------------------------------------
  The Portfolios                 18
--------------------------------------------------------------------------------
  Voting Rights                  21
--------------------------------------------------------------------------------
  Additions, Deletions, and Substitutions of Securities 21
--------------------------------------------------------------------------------
  The Fixed Account              22
--------------------------------------------------------------------------------
     General                     22
--------------------------------------------------------------------------------
     Guaranteed Maturity Fixed Account Option 22
--------------------------------------------------------------------------------
     Market Value Adjustment     24
--------------------------------------------------------------------------------
     Dollar Cost Averaging Fixed Account Option 24
--------------------------------------------------------------------------------
ANNUITY BENEFITS                 24
--------------------------------------------------------------------------------
  Annuity Date                   24
--------------------------------------------------------------------------------
  Annuity Options                25
--------------------------------------------------------------------------------
  Other Options                  25
--------------------------------------------------------------------------------
  Annuity Payments: General      25
--------------------------------------------------------------------------------
  Variable Annuity Payments      25
--------------------------------------------------------------------------------
  Fixed Annuity Payments         26
--------------------------------------------------------------------------------
  Transfers During Annuity Period 26
--------------------------------------------------------------------------------
  Death Benefit During Annuity Period 26
--------------------------------------------------------------------------------
  Certain Employee Benefit Plans 26
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
OTHER CONTRACT BENEFITS          27
--------------------------------------------------------------------------------
  Death Benefit                  27
--------------------------------------------------------------------------------
  Beneficiary                    30
--------------------------------------------------------------------------------
  Contract Loans for 401(a) and 403(b) Contracts 31
--------------------------------------------------------------------------------
  Withdrawals (Redemptions)      32
--------------------------------------------------------------------------------
  Systematic Withdrawal Program  33
--------------------------------------------------------------------------------
  ERISA Plans                    33
--------------------------------------------------------------------------------
  Minimum Contract Value         33
--------------------------------------------------------------------------------
CONTRACT CHARGES                 33
--------------------------------------------------------------------------------
  Mortality and Expense Risk Charge 34
--------------------------------------------------------------------------------
  Administrative Charges         34
--------------------------------------------------------------------------------
     Contract Maintenance Charge 34
--------------------------------------------------------------------------------
     Administrative Expense Charge 34
--------------------------------------------------------------------------------
     Transfer Fee                34
--------------------------------------------------------------------------------
  Premium Tax                    36
--------------------------------------------------------------------------------
  Deduction for Separate Account Income Taxes 36
--------------------------------------------------------------------------------
  Other Expenses                 36
--------------------------------------------------------------------------------
TAXES                            37
--------------------------------------------------------------------------------
  Taxation of Lincoln Benefit Life Company 37
--------------------------------------------------------------------------------
   Taxation of Annuities in General 37
--------------------------------------------------------------------------------
  Tax Qualified Contracts        39
--------------------------------------------------------------------------------
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT 43
--------------------------------------------------------------------------------
  Lincoln Benefit Life Company   43
--------------------------------------------------------------------------------
  Separate Account               43
--------------------------------------------------------------------------------
  State Regulation of Lincoln Benefit 43
--------------------------------------------------------------------------------
  Financial Statements           44
--------------------------------------------------------------------------------
ADMINISTRATION                   44
--------------------------------------------------------------------------------
MARKET TIMING AND ASSET ALLOCATION SERVICES 44
--------------------------------------------------------------------------------
DISTRIBUTION OF CONTRACTS        44
--------------------------------------------------------------------------------
LEGAL PROCEEDINGS                44
--------------------------------------------------------------------------------
LEGAL MATTERS                    44
--------------------------------------------------------------------------------
ANNUAL REPORTS AND OTHER DOCUMENTS 44
--------------------------------------------------------------------------------
REGISTRATION STATEMENT           45
--------------------------------------------------------------------------------
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION 45
--------------------------------------------------------------------------------
APPENDIX A ACCUMULATION UNIT VALUES 46
--------------------------------------------------------------------------------
APPENDIX B PORTFOLIOS AND PERFORMANCE DATA 71
--------------------------------------------------------------------------------
APPENDIX C ILLUSTRATION OF A MARKET VALUE ADJUSTMENT 72
--------------------------------------------------------------------------------


                                  3 PROSPECTUS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                  4 PROSPECTUS

DEFINITIONS
--------------------------------------------------------------------------------

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under Your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The natural person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of Your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying mutual funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by you or on Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.


                                  5 PROSPECTUS

Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which Your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.


                                  6 PROSPECTUS

FEE TABLES
--------------------------------------------------------------------------------

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments)

            CONTRIBUTION YEAR                APPLICABLE CHARGE
                   1-2                              7%
                   3-4                              6%
                    5                               5%
                    6                               4%
                    6                               3%
                   8 +                              0%

 - 7%

TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) - $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND EXPENSES.

ANNUAL CONTRACT MAINTENANCE CHARGE                                               $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET
VALUE DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
Base Contract (without optional riders)
 Mortality and Expense Risk Charge                                                 1.15%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.25%
Base Contract (with Enhanced Death Benefit Rider)
 Mortality and Expense Risk Charge                                                 1.35%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.45%
Base Contract (with Enhanced Income Benefit Rider)
 Mortality and Expense Risk Charge                                                 1.50%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
 Mortality and Expense Risk Charge                                                 1.55%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
 Mortality and Expense Risk Charge                                                 1.70%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.80%




THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH PORTFOLIO.


                                  7 PROSPECTUS

                                  Minimum                       Maximum
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
service (12b-1) fees,
and other
expenses)(without
waivers or
reimbursements)                    0.29%                         5.07%



(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2002.





EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. Invested $10,000 in the Contract for the time periods indicated,

.. earned a 5% annual return on your investment,

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

.. elected the Enhanced Death and Income Benefit Riders II (with total Separate
  Account expenses of 1.80%).



The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                                 3  Years
                                   1 Year                      5 Years   10 Years
---------------------------------------------------------------------------------------
Costs Based on Maximum Annual      $1,334       $2,677        $  3,870    $6,672
Portfolio Expenses
---------------------------------------------------------------------------------------
Costs Based on Minimum Annual      $  844       $1,274        $  1,641    $2,753
Portfolio Expenses
---------------------------------------------------------------------------------------







EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                     3 Years
                          1 Year                   5 Years       10 Years
-------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio          $739       $2,167        $3,530         $6,672
Expenses
-------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio          $249       $  764        $1,301         $2,753
Expenses
-------------------------------------------------------------------------------



EXPLANATION OF EXPENSE EXAMPLES
PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT RIDERS II (TOTAL SEPARATE ACCOUNT


                                  8 PROSPECTUS

EXPENSES OF 1.80%). IF THESE RIDERS WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF ANY, AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.


                                  9 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT
The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of a mutual fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

.. a life annuity with payments guaranteed for five to twenty years;

.. a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

.. fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contact Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

                        FUND                                          PORTFOLIO(S)
--------------------------------------------------------------------------------------------------
The Alger American Fund                               Growth Portfolio
                                                      Income and Growth Portfolio
                                                      Leveraged AllCap Portfolio
                                                      MidCap Growth Portfolio
                                                      Small Capitalization Portfolio
--------------------------------------------------------------------------------------------------
Federated Insurance Series                            Fund for U.S. Government Securities II
                                                      High Income Bond Fund II
                                                      Capital Income Fund II
--------------------------------------------------------------------------------------------------
Fidelity Variable Insurance Products Fund             Asset Manager Portfolio
                                                      Contrafund Portfolio
                                                      Equity-Income Portfolio
                                                      Growth Portfolio
                                                      Index 500 Portfolio
                                                      Money Market Portfolio
                                                      Overseas Portfolio
--------------------------------------------------------------------------------------------------
Janus Aspen Series                                    Mid Cap Growth Portfolio:  Institutional
                                                       Shares
                                                      Balanced Portfolio:  Institutional Shares
                                                      Flexible Income Portfolio:  Institutional
                                                       Shares
                                                      International Value Portfolio:  Service
                                                       Shares
                                                      Growth Portfolio:  Institutional Shares
                                                      Worldwide Growth Portfolio:  Institutional
                                                       Shares
--------------------------------------------------------------------------------------------------
LSA Variable Series Trust                             Balanced Fund
                                                      Basic Value Fund
                                                      Diversified Mid-Cap Fund
                                                      Emerging Growth Equity Fund
                                                      Mid Cap Value Fund
                                                      Value Equity Fund
--------------------------------------------------------------------------------------------------
MFS Variable Insurance Trust                          Emerging Growth Series
                                                      Investors Trust Series
                                                      New Discovery Series
                                                      Research Series
                                                      Total Return Series
--------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds                    Main Street Small Cap Fund/VA - Service
                                                       Shares
--------------------------------------------------------------------------------------------------
PIMCO Advisers VIT                                    PEA Science and Technology Portfolio
                                                      OpCap Small Cap Portfolio
--------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                        Foreign Bond Portfolio
                                                      Total Return Portfolio
--------------------------------------------------------------------------------------------------
Putnam Variable Trust                                 International Growth and Income Fund - Class
                                                       1B
--------------------------------------------------------------------------------------------------
Scudder Variable Series I                             Balanced Portfolio
                                                      Bond Portfolio
                                                      Global Discovery Portfolio
                                                      Growth and Income Portfolio
                                                      International Portfolio
--------------------------------------------------------------------------------------------------
STI Classic Variable Trust                            Capital Appreciation
                                                      International Equity*
                                                      Value Income Stock
--------------------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.                      Opportunity Fund II
--------------------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.                 Mid Cap Growth Fund II
--------------------------------------------------------------------------------------------------
T.                                                    Rowe Price Equity Series,
                                                      Inc. Equity Income
                                                      Portfolio Mid-Cap Growth
                                                      Portfolio New America
                                                      Growth Portfolio
--------------------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc. International Stock Portfolio
--------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust                      Growth and Income Portfolio, Class II
--------------------------------------------------------------------------------------------------




                                  10 PROSPECTUS

Some of the Portfolios described in this Prospectus may not be available in your Contract.

* Effective as of September 27, 2002, we will not accept new premiums or transfers into the Subaccount that invests in the STI Classic Variable Trust International Equity Fund.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Subaccount(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Acoount. The minimum amount that may be transfered into any one of the Guarantee Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general


                                  11 PROSPECTUS
rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?


CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.


ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

Withdrawal Charge (Contingent Deferred Sales Charge).

During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

                 CONTRIBUTION                       APPLICABLE
                     YEAR                             CHARGE
                     1-2                                7%
                     3-4                                6%
                      5                                 5%
                      6                                 4%
                      7                                 3%
                     8 +                                0%


In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first-out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

  (a) the greater of:

  .  earnings not previously withdrawn; or

  .  15% of your total Purchase Payments made in the most recent seven years;
     plus

  (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;


                                  12 PROSPECTUS

2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 3, we may increase or decrease certain withdrawals by a Market Value Adjustment.


PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.


OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a natural person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?


ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.


TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.


                                  13 PROSPECTUS

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.


FREE-LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Tax Code, we will refund the greater of any purchase payments or the Contract Value.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, Nebraska 68501-2532, or call us at (800) 865-5237.


CONDENSED FINANCIAL INFORMATION
Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should also review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2002, contained in the Statement of Additional Information. The Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.


DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.


CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. If your Contract was issued under a Qualified Plan, however, the Plan may limit or modify your rights and privileges under the Contract and may limit your right to choose someone else to receive benefits. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-natural person and a natural person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.


ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin,


                                  14 PROSPECTUS
then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.


MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.


PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, such amounts will be allocated to the Fidelity Money Market Portfolio.We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.


AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.


                                  15 PROSPECTUS

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.


CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your investment in the Fixed Account.


SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 28. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.


TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day.

If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 23.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.


                                  16 PROSPECTUS

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.


TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which we and the NYSE are open for business, at that day's price.

We may charge you the transfer fee described on page 6, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


EXCESSIVE TRADING LIMITS. If allowed in your state, we reserve the right to limit transfers in any Contract Year, or to refuse any transfer request for a Contract Owner or certain Contract Owners, if:

.. we believe, in our sole discretion, that excessive trading by, or on behalf of, such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Subaccount or the share prices of the corresponding Funds or would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.


AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Subaccount of your choosing, including other Subaccounts or the Guaranteed Maturity Fixed Account Option. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market Variable Subaccount in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a subaccount with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile subaccount. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.


                                  17 PROSPECTUS

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. For example, you could specify that 30% of your Contract Value should be in the Balanced Portfolio, 40% in the Growth Portfolio-Janus Aspen Series and 30% in Federated High Income Bond Fund II. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.


                                  18 PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

SEPARATE ACCOUNT INVESTMENTS


THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy. Appendix B contains a description of how advertised performance data for the Subaccounts are computed.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.


PORTFOLIO               PORTFOLIO OBJECTIVE            INVESTMENT ADVISER
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Growth Portfolio        Long-term capital
                         appreciation
-------------------------------------------------------
Income & Growth         Seeks to provide a high level
 Portfolio               of dividend income.  Its      FRED ALGER MANAGEMENT,
                         secondary goal is to provide  INC.
                         capital appreciation.
-------------------------------------------------------
Leveraged AllCap        Long-term capital
 Portfolio               appreciation
-------------------------------------------------------
MidCap Growth           Long-term capital
 Portfolio               appreciation                  ------------------------
-------------------------------------------------------
Small Capitalization    Long-term capital
 Portfolio               appreciation
-------------------------------------------------------
FEDERATED INSURANCE SERIES
-------------------------------------------------------------------------------
Fund for U.S.           Current income
 Government Securities
 II                                                    FEDERATED INVESTMENT
-------------------------------------------------------MANAGEMENT COMPANY
High Income Bond Fund   High current income
 II
-------------------------------------------------------
Capital Income Fund II  High current income and
 (formerly Utility       moderate capital              ------------------------
 Fund II)                appreciation
-------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Asset Manager/SM/       High total return with
 Portfolio               reduced risk over the long
                         term
-------------------------------------------------------
Contrafund(R)           Long-term capital
 Portfolio               appreciation
-------------------------------------------------------
Equity-Income           Reasonable income
 Portfolio
-------------------------------------------------------FIDELITY MANAGEMENT &
Growth Portfolio        Capital appreciation           RESEARCH COMPANY
-------------------------------------------------------
Index 500 Portfolio     Investment results that
                         correspond to the total
                         return of common stocks
                         publicly traded in the
                         United States, as
                           represented by the Standard
                           & Poor's 500/SM/ Index (S&P
                         500(R))
-------------------------------------------------------
Money                    Market Portfolio As high a level of current
                         ------------------------ income as is consistent with
                         preservation of capital and providing liquidity
-------------------------------------------------------
Overseas Portfolio      Long-term growth of capital
-------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Mid Cap Growth          Long-term growth of capital
 Portfolio:
 Institutional Shares
 (formerly Aggressive
 Growth Portfolio:
 Institutional Shares)
-------------------------------------------------------
Balanced Portfolio:     Long-term growth of capital
 Institutional Shares    consistent with preservation
                           of capital and balanced by
                         current income                JANUS CAPITAL MANAGEMENT
-------------------------------------------------------LLC
Flexible Income         Seeks to obtain maximum total
 Portfolio:              return, consistent with
 Institutional Shares    preservation of capital.
-------------------------------------------------------
International Value     Long-term growth of capital
 Portfolio: Service
 Shares (formerly
 Global Value
 Portfolio)
-------------------------------------------------------
Growth Portfolio:       Long-term growth of capital
 Institutional Shares    in a manner consistent with
                         the preservation of capital
-------------------------------------------------------
Worldwide Growth        Long-term growth of capital
 Portfolio:              in a manner consistent with
 Institutional Shares    the preservation of capital
-------------------------------------------------------------------------------
LSA VARIABLE SERIES TRUST
-------------------------------------------------------------------------------
Balanced Fund (1)        Seeks growth of capital, with investment
                         income as a secondary objective,
                         by investing in a mix
                         of equity and debt securities.
-------------------------------------------------------
Basic Value Fund (2)    Seeks long-term growth of
                         capital by investing
                         primarily in common stocks
                         which the Adviser believes
                         to be undervalued in
                         relation to long-term
                         earnings power or other
                         factors.
-------------------------------------------------------
Diversified Mid-Cap     Seeks long-term growth of
 Fund (3)                capital by investing in       LSA ASSET MANAGEMENT LLC
                         securities of companies with
                         medium market
                         capitalizations.
-------------------------------------------------------
Emerging Growth Equity  Seeks capital appreciation by
 Fund (4)                investing primarily in
                         rapidly growing emerging
                         companies.
-------------------------------------------------------
Mid Cap Value Fund (5)   Seeks long-term growth of capital by
                         investing primarily in equity
                         securities of companies
                         with medium market capitalizations.
-------------------------------------------------------
Value Equity Fund (6)   Seeks long-term growth of
                         capital, with current income
                         as a secondary objective, by
                         investing primarily in
                         common stocks of established
                         U.S. companies.
-------------------------------------------------------------------------------
MFS VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
Emerging Growth Series  Long-term growth of capital
 - Initial Class
-------------------------------------------------------
Investors Trust Series  Long-term growth of capital
 - Initial Class         with a secondary objective
                           to seek reasonable current
                         income
-------------------------------------------------------
New Discovery Series -  Capital appreciation           MFS INVESTMENT
 Initial Class                                         MANAGEMENT(R)
-------------------------------------------------------
Research Series -       Long-term growth of capital
 Initial Class           and future income
-------------------------------------------------------
Total Return Series -   Seeks to provide
 Initial Class           above-average income
                         (compared to a portfolio
                         invested entirely in equity
                         securities) consistent with
                         the prudent employment of
                         capital and secondarily to
                         provide a reasonable
                         opportunity for growth of
                         capital and income
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Main Street Small Cap   Capital appreciation           OPPENHEIMERFUNDS, INC.
 Fund/VA - Service
 Class
-------------------------------------------------------------------------------
PIMCO ADVISERS VIT (FORMERLY OCC ACCUMULATION TRUST)
-------------------------------------------------------------------------------
PEA Science and         Capital appreciation
 Technology Portfolio                                  OPCAP ADVISORS
-------------------------------------------------------
OpCap Small Cap         Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
Foreign Bond Portfolio  To maximize total return,
                         consistent with preservation
                         of capital and prudent        PACIFIC INVESTMENT
                         investment management         MANAGEMENT COMPANY
-------------------------------------------------------
Total Return Portfolio   To maximize total return, consistent
                         with preservation of capital and prudent
                         investment management
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
International Growth    Capital growth.  Current       PUTNAM INVESTMENT
 and Income Fund -       income is a secondary         MANAGEMENT, INC.
 Class IB                objective.
-------------------------------------------------------------------------------
SCUDDER VARIABLE SERIES I
-------------------------------------------------------------------------------
Balanced Portfolio      Balance of growth and income,
                         and also long-term
                         preservation of capital
-------------------------------------------------------
Bond Portfolio          High level of income
                         consistent with a high        DEUTSCHE INVESTMENT
                         quality portfolio of debt     MANAGEMENT (AMERICAS)
                         securities                    INC.
-------------------------------------------------------
Global Discovery        Above average capital
 Portfolio               appreciation over the
                         long-term
-------------------------------------------------------
Growth and Income       Long-term growth of capital,
 Portfolio               current income and growth of
                         income                        ------------------------
-------------------------------------------------------
International           Long-term growth of capital
 Portfolio
-------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
Capital Appreciation    Capital appreciation
 Fund
-------------------------------------------------------TRUSCO CAPITAL
International Equity    Long-term capital              MANAGEMENT
 Fund (7)                appreciation
-------------------------------------------------------
Value Income Stock      Current income with the
 Fund                    secondary goal of capital
                         appreciation
-------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II, INC.
-------------------------------------------------------------------------------
Opportunity Fund II     Capital growth                 STRONG CAPITAL
                                                       MANAGEMENT, INC.
-------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUNDS, INC.
-------------------------------------------------------------------------------
Mid Cap Growth Fund II    Capital growth               STRONG
                                                       CAPITAL MANAGEMENT, INC.
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
Equity Income           Substantial dividend income
 Portfolio               as well as long-term growth
                         of capital                    T. ROWE PRICE
-------------------------------------------------------ASSOCIATES, INC.
Mid-Cap Growth          Long-term growth of capital
 Portfolio
-------------------------------------------------------
New America Growth      Long-term growth of capital
 Portfolio
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-------------------------------------------------------------------------------
International Stock     Long-term growth of capital    T. ROWE PRICE
 Portfolio                                             INTERNATIONAL, INC.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Growth and Income       Long-term growth of capital    VAN KAMPEN ASSET
Portfolio, Class        and income                      MANAGEMENT INC
 II
-------------------------------------------------------------------------------





                                  19 PROSPECTUS

1. Sub-advised by OpCap Advisors.

2. Sub-advised by A I M Capital Management, Inc.

3. Sub-advised by Fidelity Management & Research Company.

4. Sub-advised by RS Investment Management, L.P.


                                  21 PROSPECTUS

5. Sub-advised by Van Kampen Asset Management Inc.

6. Sub-advised by Salomon Brothers Asset Management Inc.

7. Effective as of September 27, 2002, we will not accept new premiums or transfers into the Subaccount that invests in the STI Classic Variable Trust International Equity Fund.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.


VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.


ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account


                                  22 PROSPECTUS
or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

  (a) to operate the Separate Account in any form permitted by law;

  (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

  (c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

  (d) to add, combine, or remove Subaccounts in the Separate Account; and

  (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.


THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.


GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.


                                  23 PROSPECTUS

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE
Purchase Payment                     $10,000
Guarantee Period                           5years
Effective Annual Rate                   4.50%



                                           END OF CONTACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value                  $10,000.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year                   $10,450.00
 x (1 + Effective
 Annual Rate)                          x 1.045
                                    ----------
                                   $10,920.25
Contract Value at end
 of Contract Year                               $10,920.25
 x (1 + Effective
 Annual Rate)                                      x 1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year                                           $11,411.66
 x (1 + Effective
 Annual Rate)                                                  x 1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year                                                        $11,925.19
 x (1 + Effective
 Annual Rate)                                                               x 1.045
                                                                         ----------
                                                                         $12,461.82



Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -
$10,000)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee
   Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-525-9287.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.


                                  24 PROSPECTUS

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 22;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3) it is a transfer that is part of a dollar cost averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix C to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 16 of this prospectus.


ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

.. the year of your separation from service; or

.. April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.


                                  25 PROSPECTUS

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

.. Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

.. Option B with 10 years (120 months) guaranteed, if you have designated joint
  Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

.. a Fixed Annuity;

.. a Variable Annuity; or

.. a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior seven years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charge" on page 34. If you elected Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

.. the investment results of the Subaccounts you have selected,

.. the Contract Value at the time you elected annuitization,

.. the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 12, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.


OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.


ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" beginning on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.


                                  26 PROSPECTUS

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.


VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 31/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.


FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.


TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.


DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.


CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state,


                                  27 PROSPECTUS
you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


OTHER CONTRACT BENEFITS

DEATH BENEFIT:  GENERAL.  We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

  (a) any Owner dies; or

  (b) the Annuitant dies and the Owner is a non-living person.


DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

.. a certified original copy of the Death Certificate;

.. a certified copy of a court decree as to the finding of death; or

.. a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.


DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.


DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit.

3) the Surrender Value;

4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described on page 28, you may add optional riders that in some circumstances may increase the death benefit under your contract.

DEATH BENEFIT PAYMENTS

1. If your spouse is the sole beneficiary:

  (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

  (b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

  (c) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Subaccounts.
 This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) i. transfer all or a portion of the excess among the Subaccounts;

   (ii) ii. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or


                                  28 PROSPECTUS

   (iii) iii. transfer all or a portion of the excess into a combination of Subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

  (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

  (b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of the Beneficiary; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

   (iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

  (c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 15 and Transfer Fees on page 34 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

  (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

  (b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount. The beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 15 and Transfer Fees on page 34 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.
 If you select this Rider, the Death Benefit will


                                  29 PROSPECTUS
be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.

ENHANCED INCOME BENEFIT RIDER: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

  (a) on or after the tenth Contract Anniversary;

  (b) before the Annuitant's age 90; and

  (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

  (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

  (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

ENHANCED INCOME BENEFIT A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

.. When you make a Purchase Payment, we will increase the Enhanced Income Benefit
  A by the amount of your Purchase Payment;

.. When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

.. On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

ENHANCED INCOME BENEFIT B. Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

  (a) the date we determine the income benefit;

  (b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

(a) is the withdrawal amount;

(b) is the Contract Value immediately prior to the withdrawal;

(c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

ENHANCED DEATH AND INCOME BENEFIT RIDER II: When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date.
 We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

  (a) on or after the tenth Contract Anniversary;

  (b) before the Annuitant's age 90; and


                                  30 PROSPECTUS

  (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

  (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

  (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

ENHANCED DEATH AND INCOME BENEFIT RIDER. When you purchase your Contract and if available in your state, you may choose the Enhanced Death and Income Benefit Rider. Currently, this Rider is only available in North Dakota. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age 90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

  (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

  (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

.. When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

.. When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

.. On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

  (a) the date we determine the death benefit,

  (b) the first day of the month following the oldest Contract Owner's 85th birthday; or

  (c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is a company or other legal entity.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.


BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely


                                  31 PROSPECTUS
on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse if he or she is still alive; or, if he or she is no longer alive,

.. your surviving children equally; or if you have no surviving children,

.. your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.


CONTRACT LOANS FOR 401(A) AND 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code, or an Owner of a Contract purchased by a defined contribution plan qualified under Section 401(a) of the Tax Code (a "401 Plan") and issued under our prototype document. If the Contract is owned by a 401 Plan that is not issued under our prototype, you should contact the plan trustee to determine the availability of loans under the 401 Plan. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans and 401 plans is more than the lesser of (a) or (b) where:

  (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

  (b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan


                                  32 PROSPECTUS

Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Benefit;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty, and be subject to mandatory 20% federal withholding. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.


WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 34. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 23.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 33. Your Contract will terminate if you withdraw all of your Contract Value.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 41. Withdrawals also may be subject to a 10% penalty tax, as described on page 40.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 34. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed


                                  33 PROSPECTUS
surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5) in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.


SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.


MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.


CONTRACT CHARGES
We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 6, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.


                                  34 PROSPECTUS

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 27.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Subaccount. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Subaccount. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Subaccount. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.


ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.


ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.


TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.


SALES CHARGES.

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                                                       WITHDRAWAL
                                                                          CHARGE
                         CONTRIBUTION YEAR                             PERCENTAGE
First and Second                                                           7%
Third and Fourth                                                           6%
Fifth                                                                      5%
Sixth                                                                      4%
Seventh                                                                    3%
Eighth and later                                                           0%



When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.


                                  35 PROSPECTUS

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND. "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

THIRD. Any additional amounts available as a "Free Withdrawal," as described on page 11;

FOURTH. "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

.. on annuitization;

.. the payment of a death benefit;

.. a free withdrawal amount, as described on page 11;

.. certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 42;

.. withdrawals taken to satisfy IRS minimum distribution rules;

.. withdrawals that qualify for one of the waiver benefits described on pages
  35-36; and

.. withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 38. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

.. In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

.. Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on page 38.

WAIVER BENEFITS


GENERAL. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.


                                  36 PROSPECTUS

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.


TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.


UNEMPLOYMENT WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1) you become unemployed at least 1 year after the Issue Date;

2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.


WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-525-9287.


PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 7. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.


                                  37 PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF LINCOLN BENEFIT LIFE
COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Tax Code (the "Code"). Since the Variable Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.


NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions To The Non-Natural Owner Rule section.
 In accordance with the Tax Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of


                                  38 PROSPECTUS
the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that Contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract Owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or


                                  39 PROSPECTUS

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.


TAX FREE EXCHANGES UNDER TAX CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
 ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;


                                  40 PROSPECTUS

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA or Qualified Plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA or Qualified Plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,


                                  41 PROSPECTUS

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (only applies for IRAs),

.. made for qualified higher education expenses (only applies for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.


INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
 ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Tax Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant


                                  42 PROSPECTUS
must be the same as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.
 Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "Keogh") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


                                  43 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT
--------------------------------------------------------------------------------


LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life. Through our reinsurance agreements with Allstate Life, substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our consolidated financial statements. The amounts reflected in our consolidated financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's, and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.


SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
 Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-525-9287. We have reproduced the Table of Contents of the Statement of Additional Information on page 45.


STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the NAIC. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.


                                  44 PROSPECTUS

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit and the Separate Account are set forth in the Statement of Additional Information.


ADMINISTRATION
We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 82532, Lincoln, Nebraska 68501-2532.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


MARKET TIMING AND ASSET ALLOCATION SERVICES
The Contract is intended for long-term investment. Frequent trading in response to short term fluctuations in the market can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. At our discretion, we may restrict, limit or refuse transfers which are considered by us to be to the disadvantage of Contract owners or may have a detrimental effect on a Portfolio. See Excessive Trading Limits on page [20] and Transfers Authorized by Telephone on page [19]. Please note that fees and charges assessed for asset allocation services are separate and distinct from the Contract fees and charges set forth herein.


DISTRIBUTION OF CONTRACTS
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.


LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit and its subsidiaries are engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.


LEGAL MATTERS
All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel and Assistant Secretary of Lincoln Benefit. Legal matters relating to the federal securities laws in connection with the Contracts described in this prospectus are being passed upon by the law firm of Jorden Burt LLP, 1025 Thomas Jefferson St., East Lobby-Suite 400, Washington, D.C. 20007-0805.


ANNUAL REPORTS AND OTHER DOCUMENTS
Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910069. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding


                                  45 PROSPECTUS
registrants that file electronically with the SEC. the address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, Nebraska, 68516 or 800-525-9287.


REGISTRATION STATEMENT
We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.
 The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.


                              TABLE OF CONTENTS OF
                       STATEMENT OF ADDITIONAL INFORMATION


                                                                            PAGE
THE CONTRACT
  Annuity Payments
  Initial Monthly Annuity Payment
  Subsequent Monthly Payments
  Transfers After Annuity Date
  Annuity Unit Value
  Illustrative Example of Variable Annuity Payments
SEPARATE ACCOUNT PERFORMANCE
EXPERTS
FINANCIAL STATEMENTS






                                  46 PROSPECTUS

APPENDIX A
--------------------------------------------------------------------------------


                          ACCUMULATION UNIT VALUES/(1)/
                                  BASIC POLICY

                                     Year ending December 31,
FUND                     1998     1999        2000       2001       2002
----------------------------------------------------------------------------------
ALGER AMERICAN GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.93       15.75      13.26      11.54
 Accumulation Unit
 Value Ending            11.93      15.75       13.26      11.54      7.640
 Number of Units
 Outstanding at End of  51,133    624,209   1,121,843    996,256    734,340
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN INCOME
AND GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.50       16.17      15.77      13.34
 Accumulation Unit
 Value Ending            11.50      16.17       15.77      13.34      9.078
 Number of Units
 Outstanding at End of  24,310    402.339     853,586    888,850    781,602
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN
LEVERAGED ALLCAP
 Accumulation Unit
 Value Beginning         10.00      12.81       22.52      16.72      13.88
 Accumulation Unit
 Value Ending            12.81      22.52       16.72      13.88      9.061
 Number of Units
 Outstanding at End of  16,931    276,291     682,579    560,418    474,441
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP
GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.60       15.10      16.28      15.03
 Accumulation Unit
 Value Ending            11.60      15.10       16.28      15.03     10.457
 Number of Units
 Outstanding at End of   1,813    133,411     613,187    515,103    410,450
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN SMALL
CAPITALIZATION
 Accumulation Unit
 Value Beginning         10.00      11.31       16.02      11.52       8.02
 Accumulation Unit
 Value Ending            11.31      16.02       11.52       8.02      5.842
 Number of Units
 Outstanding at End of   5,133     77,078     249,260    328,999    283,731
 Year
----------------------------------------------------------------------------------
FEDERATED HIGH INCOME
BOND II
 Accumulation Unit
 Value Beginning         10.00       9.85        9.95       8.94       8.95
 Accumulation Unit
 Value Ending             9.85       9.95        8.94       8.95      6.435
 Number of Units
 Outstanding at End of  47,674    196,572     340,164    785,823    296,496
 Year
----------------------------------------------------------------------------------
FEDERATED U.S. GOV'T
SECURITIES II
 Accumulation Unit
 Value Beginning         10.00      10.27       10.08      11.05      11.67
 Accumulation Unit
 Value Ending            10.27      10.08       11.05      11.67     12.572
 Number of Units
 Outstanding at End of  36,743    175,793     406,015  1,994,814  2,695,911
 Year
----------------------------------------------------------------------------------
FEDERATED CAPITAL
INCOME II (2)
 Accumulation Unit
 Value Beginning         10.00      11.13       11.18      10.06       8.57
 Accumulation Unit
 Value Ending            11.13      11.18       10.06       8.57      8.959
 Number of Units
 Outstanding at End of  35,130    198,037     401,376    420,723    460,608
 Year
----------------------------------------------------------------------------------
FIDELITY ASSET MANAGER
 Accumulation Unit
 Value Beginning         10.00      10.80       11.85      11.25      10.65
 Accumulation Unit
 Value Ending            10.80      11.85       11.25      10.65      9.601
 Number of Units
 Outstanding at End of  12,172    154,441     278,326    334,328    371,447
 Year
----------------------------------------------------------------------------------
FIDELITY CONTRAFUND
 Accumulation Unit
 Value Beginning         10.00      11.46       14.06      12.97      11.24
 Accumulation Unit
 Value Ending            11.46      14.06       12.97      11.24     10.060
 Number of Units
 Outstanding at End of  28,065    548,967  1,1001,494  1,006,844  1,084,534
 Year
----------------------------------------------------------------------------------
FIDELITY EQUITY-INCOME
 Accumulation Unit
 Value Beginning         10.00      10.83       11.37      12.18      11.43
 Accumulation Unit
 Value Ending            10.83      11.37       12.18      11.43      9.375
 Number of Units
 Outstanding at End of  39,303    616,769   1,208,699  1,289,762  1,218,166
 Year
----------------------------------------------------------------------------------
FIDELITY GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.62       15.78      13.87      11.28
 Accumulation Unit
 Value Ending            11.62      15.78       13.87      11.28      7.786
 Number of Units
 Outstanding at End of  13,317    541,326   1,300,830  1,366,004  1,121,334
 Year
----------------------------------------------------------------------------------
FIDELITY INDEX 500
 Accumulation Unit
 Value Beginning         10.00      11.36       13.52      12.11      10.51
 Accumulation Unit
 Value Ending            11.36      13.52       12.11      10.51      8.073
 Number of Units
 Outstanding at End of  67,638    983,492   1,795,382  2,032,615  1,782,207
 Year
----------------------------------------------------------------------------------
FIDELITY MONEY MARKET
 Accumulation Unit
 Value Beginning         10.00      10.15       10.54      11.07      11.39
 Accumulation Unit
 Value Ending            10.15      10.54       11.07      11.39     11.436
 Number of Units
 Outstanding at End of  69,742  1,451,852   2,194,471  2,969,960  3,542,199
 Year
----------------------------------------------------------------------------------
FIDELITY OVERSEAS
 Accumulation Unit
 Value Beginning         10.00      10.50       14.79      11.81       9.20
 Accumulation Unit
 Value Ending            10.50      14.79       11.81       9.20      7.240
 Number of Units
 Outstanding at End of  77,591     26,260     132,253    137,725    200,173
 Year
----------------------------------------------------------------------------------
JANUS ASPEN MID CAP
GROWTH (3)
 Accumulation Unit
 Value Beginning         10.00      12.27       27.32      18.39      11.00
 Accumulation Unit
 Value Ending            12.27      27.32       18.39      11.00      7.827
 Number of Units
 Outstanding at End of   4,895    440,699   1,027,581    926,849    694,192
 Year
----------------------------------------------------------------------------------
JANUS ASPEN BALANCED
 Accumulation Unit
 Value Beginning         10.00      11.69       14.63      14.12      13.29
 Accumulation Unit
 Value Ending            11.69      14.63       14.12      13.29      7.762
 Number of Units
 Outstanding at End of  39,593    722,058   1,595,397  1,044,409     94,361
 Year
----------------------------------------------------------------------------------
JANUS ASPEN FLEXIBLE
INCOME
 Accumulation Unit
 Value Beginning         10.00      10.25       10.29      10.80      11.49
 Accumulation Unit
 Value Ending            10.25      10.29       10.80      11.49     12.280
 Number of Units
 Outstanding at End of  52,969    197,019     218,753    418,584  1,721,351
 Year
----------------------------------------------------------------------------------
JANUS ASPEN GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.86       16.86      14.23      10.57
 Accumulation Unit
 Value Ending            11.86      16.86       14.23      10.57     12.531
 Number of Units
 Outstanding at End of  35,519    927,469   1,955,539  1,856,493    623,206
 Year
----------------------------------------------------------------------------------
JANUS ASPEN
INTERNATIONAL VALUE:
SERVICE SHARES (4) (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.675
 Number of Units
 Outstanding at End of      --         --          --         --  1,378,111
 Year
----------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE
GROWTH
 Accumulation Unit
 Value Beginning         10.00      10.68       17.35      14.45      11.07
 Accumulation Unit
 Value Ending            10.68      17.35       14.45      11.07      8.143
 Number of Units
 Outstanding at End of  64,108    931,544   2,485,879  2,316,369  1,719,720
 Year
----------------------------------------------------------------------------------
LSA BASIC VALUE (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.645
 Number of Units
 Outstanding at End of      --         --          --         --     63,368
 Year
----------------------------------------------------------------------------------
LSA VALUE EQUITY (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.920
 Number of Units
 Outstanding at End of      --         --          --         --      6,574
 Year
----------------------------------------------------------------------------------
LSA MID CAP VALUE (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      8.446
 Number of Units
 Outstanding at End of      --         --          --         --    158,565
 Year
----------------------------------------------------------------------------------
LSA DIVERSIFIED MID
CAP (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.791
 Number of Units
 Outstanding at End of      --         --          --         --     17,820
 Year
----------------------------------------------------------------------------------
LSA EMERGING GROWTH
EQUITY (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      6.868
 Number of Units
 Outstanding at End of      --         --          --         --      3,120
 Year
----------------------------------------------------------------------------------
LSA BALANCED (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      8.678
 Number of Units
 Outstanding at End of      --         --          --         --      2,230
 Year
----------------------------------------------------------------------------------
MFS EMERGING GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.75       20.50      16.28      10.69
 Accumulation Unit
 Value Ending            11.75      20.50       16.28      10.69      6.994
 Number of Units
 Outstanding at End of   5,861    114,684     274,444    331,023    247,624
 Year
----------------------------------------------------------------------------------
MFS INVESTORS TRUST
 Accumulation Unit
 Value Beginning         10.00      11.20       11.80      11.63       9.66
 Accumulation Unit
 Value Ending            11.20      11.80       11.63       9.66      7.536
 Number of Units
 Outstanding at End of  10,591    133,121     217,691    295,343    269,101
 Year
----------------------------------------------------------------------------------
MFS NEW DISCOVERY
 Accumulation Unit
 Value Beginning         10.00      11.35       19.44      18.82      17.65
 Accumulation Unit
 Value Ending            11.35      19.44       18.82      17.65     11.918
 Number of Units
 Outstanding at End of     842     55,274     219,172    188,675    183,131
 Year
----------------------------------------------------------------------------------
MFS RESEARCH
 Accumulation Unit
 Value Beginning         10.00      11.08       13.57      12.75       9.92
 Accumulation Unit
 Value Ending            11.08      13.57       12.75       9.92      7.389
 Number of Units
 Outstanding at End of   8,940     75,847     240,203    207,793    186,178
 Year
----------------------------------------------------------------------------------
MFS TOTAL RETURN
 Accumulation Unit
 Value Beginning         10.00      10.61       10.80      12.38      12.25
 Accumulation Unit
 Value Ending            10.61      10.80       12.38      12.25     11.473
 Number of Units
 Outstanding at End of  11,410    118,240     207,489    436,363    642,776
 Year
----------------------------------------------------------------------------------
PEA SCIENCE AND
TECHNOLOGY (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.126
 Number of Units
 Outstanding at End of      --         --          --         --     10,399
 Year
----------------------------------------------------------------------------------
OPCAP SMALLCAP (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.200
 Number of Units
 Outstanding at End of      --         --          --         --     88,999
 Year
----------------------------------------------------------------------------------
OPPENHEIMER MAIN
STREET SMALL CAP
FUND/VA-SERVICE CLASS
(5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      7.847
 Number of Units
 Outstanding at End of      --         --          --         --     97,205
 Year
----------------------------------------------------------------------------------
PIMCO FORIEGN BOND (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --     10.565
 Number of Units
 Outstanding at End of      --         --          --         --     75,670
 Year
----------------------------------------------------------------------------------
PIMCO TOTAL RETURN (5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --     10.557
 Number of Units
 Outstanding at End of      --         --          --         --    539,429
 Year
----------------------------------------------------------------------------------
PUTNAM INTERNATIONAL
GROWTH AND INCOME
FUND- CLASS IB
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      8.198
 Number of Units
 Outstanding at End of      --         --          --         --     38,105
 Year
----------------------------------------------------------------------------------
SCUDDER BALANCED
 Accumulation Unit
 Value Beginning         10.00      11.04       12.57      12.17      11.29
 Accumulation Unit
 Value Ending            11.04      12.57       12.17      11.29      9.465
 Number of Units
 Outstanding at End of   9,569    220,270     454,673    678,492    461,765
 Year
----------------------------------------------------------------------------------
SCUDDER BOND
 Accumulation Unit
 Value Beginning         10.00      10.19        9.97      10.88      11.36
 Accumulation Unit
 Value Ending            10.19       9.97       10.88      11.36     12.081
 Number of Units
 Outstanding at End of  24,670    123,093     155,500    507,663    558,679
 Year
----------------------------------------------------------------------------------
SCUDDER GLOBAL
DISCOVERY
 Accumulation Unit
 Value Beginning         10.00      10.77       17.65      16.51      12.29
 Accumulation Unit
 Value Ending            10.77      17.65       16.51      12.29      9.724
 Number of Units
 Outstanding at End of   1,630     43,091     114,023    103,294    130,916
 Year
----------------------------------------------------------------------------------
SCUDDER GROWTH AND
INCOME
 Accumulation Unit
 Value Beginning         10.00      10.52       11.02      10.66       9.34
 Accumulation Unit
 Value Ending            10.52      11.02       10.66       9.34      7.087
 Number of Units
 Outstanding at End of   8,690    138,946     192,522    218,214    201,541
 Year
----------------------------------------------------------------------------------
SCUDDER INTERNATIONAL
 Accumulation Unit
 Value Beginning         10.00      10.38       15.84      12.25       8.36
 Accumulation Unit
 Value Ending            10.38      15.84       12.25       8.36      6.743
 Number of Units
 Outstanding at End of     181     56,287     113,301    100,581    105,081
 Year
----------------------------------------------------------------------------------
STI CAPITAL
APPRECIATION (6)
 Accumulation Unit
 Value Beginning            --      10.00       10.08      10.26       9.59
 Accumulation Unit
 Value Ending               --      10.08       10.26       9.59      7.397
 Number of Units
 Outstanding at End of      --     20,427      23,194     42,077     56,403
 Year
----------------------------------------------------------------------------------
STI INTERNATIONAL
EQUITY (6)
 Accumulation Unit
 Value Beginning            --      10.00       10.51      10.02       8.18
 Accumulation Unit
 Value Ending               --      10.51       10.02       8.18      6.573
 Number of Units
 Outstanding at End of      --         21       1,718     88,369     24,111
 Year
----------------------------------------------------------------------------------
STI VALUE INCOME STOCK
(6)
 Accumulation Unit
 Value Beginning            --      10.00        8.64       9.42       9.20
 Accumulation Unit
 Value Ending               --       8.64        9.42       9.20      7.540
 Number of Units
 Outstanding at End of      --      8,610      10,105    196,823    104,266
 Year
----------------------------------------------------------------------------------
STRONG MID CAP GROWTH
II
 Accumulation Unit
 Value Beginning         10.00      11.41       21.40      18.00      12.31
 Accumulation Unit
 Value Ending            11.41      21.40       18.00      12.31      7.590
 Number of Units
 Outstanding at End of   8,510    164,207     466,775    366,656    290,960
 Year
----------------------------------------------------------------------------------
STRONG OPPORTUNITY II
 Accumulation Unit
 Value Beginning         10.00      10.94       14.57      15.34      14.59
 Accumulation Unit
 Value Ending            10.94      14.57       15.34      14.59     10.541
 Number of Units
 Outstanding at End of     603     46,155     168,801    322,014    380,519
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
 Accumulation Unit
 Value Beginning         10.00      10.78       11.05      12.33      12.36
 Accumulation Unit
 Value Ending            10.78      11.05       12.33      12.36     10.602
 Number of Units
 Outstanding at End of  14,739    128,022     261,772    581,145    608,043
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
 Accumulation Unit
 Value Beginning         10.00      10.78       14.57      11.52       8.85
 Accumulation Unit
 Value Ending            10.78      14.57       11.52       8.85      7.137
 Number of Units
 Outstanding at End of   2,401     22,869      65,454     92,572     99,915
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.50       14.06      14.91      14.59
 Accumulation Unit
 Value Ending            11.50      14.06       14.91      14.59     11.345
 Number of Units
 Outstanding at End of   7,608     85,857     344,756    368,137    436,260
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH
 Accumulation Unit
 Value Beginning         10.00      11.25       12.52      11.05       9.62
 Accumulation Unit
 Value Ending            11.25      12.52       11.05       9.62      6.813
 Number of Units
 Outstanding at End of   4,126     57,131     100,767    108,815    165,424
 Year
----------------------------------------------------------------------------------
VAN KAMPEN GROWTH AND
INCOME PORTFOLIO -
CLASS II(5)
 Accumulation Unit
 Value Beginning            --         --          --         --      10.00
 Accumulation Unit
 Value Ending               --         --          --         --      8.163
 Number of Units
 Outstanding at End of      --         --          --         --     36,430
 Year
----------------------------------------------------------------------------------




                                  47 PROSPECTUS

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 5/1/03 the Federated Utility Fund II changed its name to Federated Capital Income Fund II. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(3) Effective 5/1/03 the Janus Aspen Series Aggressive Growth Portfolio changed its name to Janus Aspen Series Mid Cap Growth Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


                                  50 PROSPECTUS

(4) Effective 12/31/02 the Janus Aspen Series Global Value Portfolio changed its name to Janus Aspen Series International Value Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(5) First offered 5/1/02.

(6) STI Classic Variable Trust Sub-Accounts were not available during 1998.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                                  51 PROSPECTUS

                          ACCUMULATION UNIT VALUES/(1)/

                      BASIC POLICY PLUS DEATH BENEFIT RIDER

                                                 Year ending December 31,
FUND                                  1998     1999      2000       2001        2002
----------------------------------------------------------------------------------------
ALGER AMERICAN GROWTH
 Accumulation Unit Value Beginning     10.00    11.92      15.71      13.19       11.47
 Accumulation Unit Value Ending        11.92    15.71      13.19      11.47       7.573
 Number of Units Outstanding at End   15,244  231,260    392,729    426,132     369,719
 of Year
----------------------------------------------------------------------------------------
ALGER AMERICAN INCOME AND GROWTH
 Accumulation Unit Value Beginning     10.00    11.49      16.13      15.69       13.25
 Accumulation Unit Value Ending        12.80    16.13      15.69      13.25       8.999
 Number of Units Outstanding at End    4,249  248,187    455,124    579,045     590,474
 of Year
----------------------------------------------------------------------------------------
ALGER AMERICAN LEVERAGED ALLCAP
 Accumulation Unit Value Beginning     10.00    12.80      22.46      16.64       13.79
 Accumulation Unit Value Ending        12.80    22.46      16.64      13.79       8.982
 Number of Units Outstanding at End     4249    97191     218773     220051     207,042
 of Year
----------------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP GROWTH
 Accumulation Unit Value Beginning     10.00    11.59      15.06      16.20       19.93
 Accumulation Unit Value Ending        11.59    15.06      16.20      19.93      10.366
 Number of Units Outstanding at End    8,615   39,695    210,363    2473,39     222,668
 of Year
----------------------------------------------------------------------------------------
ALGER AMERICAN SMALL CAPITALIZATION
 Accumulation Unit Value Beginning     10.00    11.30      15.98      11.46        7.96
 Accumulation Unit Value Ending        11.30    15.98      11.46       7.96       5.791
 Number of Units Outstanding at End    2,569   33,114     71,824    120,316     178,044
 of Year
----------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND II
 Accumulation Unit Value Beginning     10.00     9.84       9.92       8.90        8.89
 Accumulation Unit Value Ending         9.84     9.92       8.90       8.89       8.881
 Number of Units Outstanding at End    7,379   64,354     83,036    174,251     167,054
 of Year
----------------------------------------------------------------------------------------
FEDERATED U.S. GOV'T SECURITIES II
 Accumulation Unit Value Beginning     10.00    10.26      10.05      10.99       11.60
 Accumulation Unit Value Ending        10.26    10.05      10.99      11.60      12.463
 Number of Units Outstanding at End    10599    90255      94501     328232     721,957
 of Year
----------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME II (2)
 Accumulation Unit Value Beginning     10.00    11.13      11.15      10.01        8.51
 Accumulation Unit Value Ending        11.13    11.15      10.01       8.51       6.379
 Number of Units Outstanding at End    23112   149567     206040     222626     198,273
 of Year
----------------------------------------------------------------------------------------
FIDELITY ASSET MANAGER
 Accumulation Unit Value Beginning     10.00    10.80      11.82      11.19       10.58
 Accumulation Unit Value Ending        10.80    11.82      11.19      10.58       9.518
 Number of Units Outstanding at End     7062    66166     125550     130300     131,396
 of Year
----------------------------------------------------------------------------------------
FIDELITY CONTRAFUND
 Accumulation Unit Value Beginning     10.00    11.45      14.02      12.91       11.16
 Accumulation Unit Value Ending        11.45    14.02      12.91      11.16       9.972
 Number of Units Outstanding at End   22,847   262116    536,494    609,613     654,730
 of Year
----------------------------------------------------------------------------------------
FIDELITY EQUITY-INCOME
 Accumulation Unit Value Beginning     10.00    10.82      11.34      12.12       11.35
 Accumulation Unit Value Ending        10.82    11.34      12.12      11.35       9.293
 Number of Units Outstanding at End   19,830  375,346    528,647    699,174     667,345
 of Year
----------------------------------------------------------------------------------------
FIDELITY GROWTH
 Accumulation Unit Value Beginning     10.00    11.62      15.73      13.81       11.20
 Accumulation Unit Value Ending        11.62    15.73      13.81      11.20       7.718
 Number of Units Outstanding at End   11,279  208,899    440,239    573,703     501,312
 of Year
----------------------------------------------------------------------------------------
FIDELITY INDEX 500
 Accumulation Unit Value Beginning     10.00    11.35      13.49      12.05       10.44
 Accumulation Unit Value Ending        11.35    13.49      12.05      10.44       8.002
 Number of Units Outstanding at End  136,539  686,148  1,185,590  1,324,584   1,227,528
 of Year
----------------------------------------------------------------------------------------
FIDELITY MONEY MARKET
 Accumulation Unit Value Beginning     10.00    10.14      10.51      11.01       11.31
 Accumulation Unit Value Ending        10.14    10.51      11.01      11.31      11.336
 Number of Units Outstanding at End   53,103  435,122    503,912    713,649     835,286
 of Year
----------------------------------------------------------------------------------------
FIDELITY OVERSEAS
 Accumulation Unit Value Beginning     10.00    10.49      14.75      11.76        9.13
 Accumulation Unit Value Ending        10.49    14.75      11.76       9.13       7.177
 Number of Units Outstanding at End    2,466   17,998     65,348     48,863      58,369
 of Year
----------------------------------------------------------------------------------------
JANUS ASPEN MID CAP GROWTH (3)
 Accumulation Unit Value Beginning     10.00    12.26      27.24      18.31       10.92
 Accumulation Unit Value Ending        12.26    27.24      18.31      10.92       7.758
 Number of Units Outstanding at End    4,799  105,275    348,193    327,949     298,122
 of Year
----------------------------------------------------------------------------------------
JANUS ASPEN BALANCED
 Accumulation Unit Value Beginning     10.00    11.68      14.59      14.05       13.20
 Accumulation Unit Value Ending        11.68    14.59      14.05      13.20      12.173
 Number of Units Outstanding at End    18636   421211     880707    1073528   1,073,713
 of Year
----------------------------------------------------------------------------------------
JANUS ASPEN FLEXIBLE INCOME
 Accumulation Unit Value Beginning     10.00    10.24      10.26      10.74       11.41
 Accumulation Unit Value Ending        10.24    10.26      10.74      11.41      12.422
 Number of Units Outstanding at End    7,491   50,882     95,620    201,415     364,612
 of Year
----------------------------------------------------------------------------------------
JANUS ASPEN GROWTH
 Accumulation Unit Value Beginning     10.00    11.85      16.81      14.16       10.50
 Accumulation Unit Value Ending        11.85    16.81      14.16      10.50       7.608
 Number of Units Outstanding at End   14,182  338,171    824,297    831,836     709,678
 of Year
----------------------------------------------------------------------------------------
JANUS ASPEN INTERNATIONAL VALUE:
SERVICE SHARES (4) (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.752
 Number of Units Outstanding at End       --       --         --         --      10,436
 of Year
----------------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE GROWTH
 Accumulation Unit Value Beginning     10.00    10.68      17.30      14.38       10.99
 Accumulation Unit Value Ending        10.68    17.30      14.38      10.99       8.072
 Number of Units Outstanding at End   60,930  411,137    825,885    882,326     778,175
 of Year
----------------------------------------------------------------------------------------
LSA BASIC VALUE (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.635
 Number of Units Outstanding at End       --       --         --         --      16,936
 of Year
----------------------------------------------------------------------------------------
LSA VALUE EQUITY (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.909
 Number of Units Outstanding at End       --       --         --         --       3,808
 of Year
----------------------------------------------------------------------------------------
LSA MID CAP VALUE (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       8.434
 Number of Units Outstanding at End       --       --         --         --      35,140
 of Year
----------------------------------------------------------------------------------------
LSA DIVERSIFIED MID CAP (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.780
 Number of Units Outstanding at End       --       --         --         --       3,487
 of Year
----------------------------------------------------------------------------------------
LSA EMERGING GROWTH EQUITY (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       6.858
 Number of Units Outstanding at End       --       --         --         --         488
 of Year
----------------------------------------------------------------------------------------
LSA BALANCED (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       8.666
 Number of Units Outstanding at End       --       --         --         --       1,504
 of Year
----------------------------------------------------------------------------------------
MFS EMERGING GROWTH
 Accumulation Unit Value Beginning     10.00    11.74      20.45      16.20       10.62
 Accumulation Unit Value Ending        11.74    20.45      16.20      10.62       6.933
 Number of Units Outstanding at End       91   30,880     95,426    1199,39     101,782
 of Year
----------------------------------------------------------------------------------------
MFS INVESTORS TRUST
 Accumulation Unit Value Beginning     10.00    11.19      11.76      11.58        9.59
 Accumulation Unit Value Ending        11.19    11.76      11.58       9.59       7.471
 Number of Units Outstanding at End    8,633  111,594    186,023    212,902     214,241
 of Year
----------------------------------------------------------------------------------------
MFS NEW DISCOVERY
 Accumulation Unit Value Beginning     10.00    11.34      19.39      18.73       17.53
 Accumulation Unit Value Ending        11.34    19.39      18.73      17.53      11.814
 Number of Units Outstanding at End    2,858   21,614     92,514    1026,91     134,660
 of Year
----------------------------------------------------------------------------------------
MFS RESEARCH
 Accumulation Unit Value Beginning     10.00    11.07      13.53      12.69        9.85
 Accumulation Unit Value Ending        11.07    13.53      12.69       9.85       7.325
 Number of Units Outstanding at End    2,305   39,021     88,470    161,595     154,173
 of Year
----------------------------------------------------------------------------------------
MFS TOTAL RETURN
 Accumulation Unit Value Beginning     10.00    10.60      10.77      12.32       12.17
 Accumulation Unit Value Ending        10.60    10.77      12.32      12.17      11.373
 Number of Units Outstanding at End    8,539   43,038     99,543    366,464     351,276
 of Year
----------------------------------------------------------------------------------------
PEA SCIENCE AND TECHNOLOGY (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.116
 Number of Units Outstanding at End       --       --         --         --       6,062
 of Year
----------------------------------------------------------------------------------------
OPCAP SMALLCAP (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.190
 Number of Units Outstanding at End       --       --         --         --      28,026
 of Year
----------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP
FUND/VA-SERVICE CLASS (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       7.837
 Number of Units Outstanding at End       --       --         --         --      42,259
 of Year
----------------------------------------------------------------------------------------
PIMCO FORIEGN BOND (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --      10.551
 Number of Units Outstanding at End       --       --         --         --      18,833
 of Year
----------------------------------------------------------------------------------------
PIMCO TOTAL RETURN (5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --      10.543
 Number of Units Outstanding at End       --       --         --         --     262,044
 of Year
----------------------------------------------------------------------------------------
PUTNAM INTERNATIONAL GROWTH AND
INCOME FUND- CLASS IB
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       8.187
 Number of Units Outstanding at End       --       --         --         --      20,588
 of Year
----------------------------------------------------------------------------------------
SCUDDER BALANCED
 Accumulation Unit Value Beginning     10.00    11.03      12.54      12.11       11.21
 Accumulation Unit Value Ending        11.03    12.54      12.11      11.21       9.383
 Number of Units Outstanding at End    4,128  111,209    213,125    262,478     265,063
 of Year
----------------------------------------------------------------------------------------
SCUDDER BOND
 Accumulation Unit Value Beginning     10.00    10.18       9.94      10.83       11.29
 Accumulation Unit Value Ending        10.18     9.95      10.83      11.29      11.976
 Number of Units Outstanding at End    2,343   279,38     72,535    198,874     231,418
 of Year
----------------------------------------------------------------------------------------
SCUDDER GLOBAL DISCOVERY
 Accumulation Unit Value Beginning     10.00    10.76      17.60      16.43       12.21
 Accumulation Unit Value Ending        10.76    17.60      16.43      12.21       9.639
 Number of Units Outstanding at End        0   10,302      29,46     53,405      43,427
 of Year
----------------------------------------------------------------------------------------
SCUDDER GROWTH AND INCOME
 Accumulation Unit Value Beginning     10.00    10.51      10.99      10.61        9.27
 Accumulation Unit Value Ending        10.51    10.99      10.61       9.27       7.025
 Number of Units Outstanding at End    1,708   37,864     72,202     72,414      78,772
 of Year
----------------------------------------------------------------------------------------
SCUDDER INTERNATIONAL
 Accumulation Unit Value Beginning     10.00    10.37      15.80      12.19        8.31
 Accumulation Unit Value Ending        10.37    15.80      12.19       8.31       6.684
 Number of Units Outstanding at End    5,932   21,515     42,270     42,578      58,038
 of Year
----------------------------------------------------------------------------------------
STI CAPITAL APPRECIATION (6)
 Accumulation Unit Value Beginning        --       10      10.06      10.22        9.54
 Accumulation Unit Value Ending           --    10.06      10.22       9.54       7.343
 Number of Units Outstanding at End       --    4,666      7,230     21,447      50,281
 of Year
----------------------------------------------------------------------------------------
STI INTERNATIONAL EQUITY (6)
 Accumulation Unit Value Beginning        --    10.00      10.50      9.999        8.13
 Accumulation Unit Value Ending           --    10.50      9.999       8.13       6.525
 Number of Units Outstanding at End       --       --         --       1603       1,695
 of Year
----------------------------------------------------------------------------------------
STI VALUE INCOME STOCK (6)
 Accumulation Unit Value Beginning        --    10.00       8.63       9.39        9.15
 Accumulation Unit Value Ending           --     8.63       9.39       9.15       7.485
 Number of Units Outstanding at End       --      665       1640      34717      18,860
 of Year
----------------------------------------------------------------------------------------
STRONG MID CAP GROWTH II
 Accumulation Unit Value Beginning     10.00    11.41      21.35      17.92       12.22
 Accumulation Unit Value Ending        11.41    21.35      17.92      12.22       7.524
 Number of Units Outstanding at End    3,091   36,267    125,889    114,860     116,972
 of Year
----------------------------------------------------------------------------------------
STRONG OPPORTUNITY II
 Accumulation Unit Value Beginning     10.00    10.93      14.53      15.27       14.49
 Accumulation Unit Value Ending        10.93    14.53      15.27      14.49      10.449
 Number of Units Outstanding at End    1,370   24,845     79,800    253,260     325,479
 of Year
----------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
 Accumulation Unit Value Beginning     10.00    10.78      11.02      12.27       12.27
 Accumulation Unit Value Ending        10.78    11.02      12.27      12.27      10.510
 Number of Units Outstanding at End   13,978   76,739    148,784    397,546     463,033
 of Year
----------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
 Accumulation Unit Value Beginning     10.00    10.77      14.15      11.46        8.79
 Accumulation Unit Value Ending        10.77    14.15      11.46       8.79       7.075
 Number of Units Outstanding at End    5,160   27,663     75,690     92,414      80,308
 of Year
----------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH
 Accumulation Unit Value Beginning     10.00    11.49      14.02      14.84       14.49
 Accumulation Unit Value Ending        11.49    14.02      14.84      14.49      11.246
 Number of Units Outstanding at End   43,441   96,322    143,110    170,663     283,461
 of Year
----------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH
 Accumulation Unit Value Beginning     10.00    11.24      12.49      11.00        9.56
 Accumulation Unit Value Ending        11.24    12.49      11.00       9.56       6.754
 Number of Units Outstanding at End    4,213   21,505     16,894     25,250      47,851
 of Year
----------------------------------------------------------------------------------------
VAN KAMPEN GROWTH AND INCOME
PORTFOLIO - CLASS II(5)
 Accumulation Unit Value Beginning        --       --         --         --       10.00
 Accumulation Unit Value Ending           --       --         --         --       8.152
 Number of Units Outstanding at End       --       --         --         --       6,937
 of Year
----------------------------------------------------------------------------------------



                                  52 PROSPECTUS

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 5/1/03 the Federated Utility Fund II changed its name to Federated Capital Income Fund II. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(3) Effective 5/1/03 the Janus Aspen Series Aggressive Growth Portfolio changed its name to Janus Aspen Series Mid Cap Growth Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


                                  55 PROSPECTUS

(4) Effective 12/31/02 the Janus Aspen Series Global Value Portfolio changed its name to Janus Aspen Series International Value Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(5) First offered 5/1/02.

(6) STI Class Variable Trust Sub-Accounts were not available during 1998.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.










                                  56 PROSPECTUS

                          ACCUMULATION UNIT VALUES/(1)/
                     BASIC POLICY PLUS INCOME BENEFIT RIDER

                                                   Year ending December 31,
FUND                                               2000      2001       2002
-------------------------------------------------------------------------------
ALGER AMERICAN GROWTH
 Accumulation Unit Value Beginning                 10.00      8.17       7.09
 Accumulation Unit Value Ending                     8.17      7.09      4.675
 Number of Units Outstanding at End of Year       11,665    17,727     57,432
-------------------------------------------------------------------------------
ALGER AMERICAN INCOME AND GROWTH
 Accumulation Unit Value Beginning                 10.00      9.29       7.83
 Accumulation Unit Value Ending                     9.29      7.83      5.311
 Number of Units Outstanding at End of Year       32,923    45,318    116,814
-------------------------------------------------------------------------------
ALGER AMERICAN LEVERAGED ALLCAP
 Accumulation Unit Value Beginning                 10.00      7.69       6.36
 Accumulation Unit Value Ending                     7.69      6.36      4.137
 Number of Units Outstanding at End of Year       24,376    31,328     52,215
-------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP GROWTH
 Accumulation Unit Value Beginning                 10.00      9.45       8.69
 Accumulation Unit Value Ending                     9.45      8.69      6.026
 Number of Units Outstanding at End of Year        3,811    16,720     45,527
-------------------------------------------------------------------------------
ALGER AMERICAN SMALL CAPITALIZATION
 Accumulation Unit Value Beginning                 10.00      7.22       5.01
 Accumulation Unit Value Ending                     7.22      5.01      3.637
 Number of Units Outstanding at End of Year           --     5,455     34,486
-------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND II
 Accumulation Unit Value Beginning                 10.00      9.20       9.18
 Accumulation Unit Value Ending                     9.20      9.18      5.813
 Number of Units Outstanding at End of Year           --    16,922     10,919
-------------------------------------------------------------------------------
FEDERATED U.S. GOV'T SECURITIES II
 Accumulation Unit Value Beginning                 10.00     10.62      11.18
 Accumulation Unit Value Ending                    10.62     11.18     12.002
 Number of Units Outstanding at End of Year            0     8,056     34,157
-------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME II (2)
 Accumulation Unit Value Beginning                 10.00      9.15       7.77
 Accumulation Unit Value Ending                     9.15      7.77      9.160
 Number of Units Outstanding at End of Year        1,066     9,663     38,618
-------------------------------------------------------------------------------
FIDELITY ASSET MANAGER
 Accumulation Unit Value Beginning                 10.00      9.60       9.06
 Accumulation Unit Value Ending                     9.60      9.06      8.135
 Number of Units Outstanding at End of Year            0     2,311      5,169
-------------------------------------------------------------------------------
FIDELITY CONTRAFUND
 Accumulation Unit Value Beginning                 10.00      9.39       8.11
 Accumulation Unit Value Ending                     9.39      8.11      7.231
 Number of Units Outstanding at End of Year        1,873    19,604     66,509
-------------------------------------------------------------------------------
FIDELITY EQUITY-INCOME
 Accumulation Unit Value Beginning                 10.00     11.05      10.34
 Accumulation Unit Value Ending                    11.05     10.34      8.447
 Number of Units Outstanding at End of Year       29,062    13,148     36,544
-------------------------------------------------------------------------------
FIDELITY GROWTH
 Accumulation Unit Value Beginning                 10.00      8.40       6.81
 Accumulation Unit Value Ending                     8.40      6.81      4.683
 Number of Units Outstanding at End of Year        1,959    11,192     30,328
-------------------------------------------------------------------------------
FIDELITY INDEX 500
 Accumulation Unit Value Beginning                 10.00      9.05       7.83
 Accumulation Unit Value Ending                     9.05      7.83      5.990
 Number of Units Outstanding at End of Year       28,690    59,994    150,953
-------------------------------------------------------------------------------
FIDELITY MONEY MARKET
 Accumulation Unit Value Beginning                 10.00     10.24      10.50
 Accumulation Unit Value Ending                    10.24     10.50     10.509
 Number of Units Outstanding at End of Year            0    12,384    105,324
-------------------------------------------------------------------------------
FIDELITY OVERSEAS
 Accumulation Unit Value Beginning                 10.00      8.45       6.56
 Accumulation Unit Value Ending                     8.45      6.56      5.144
 Number of Units Outstanding at End of Year            0     2,037     12,874
-------------------------------------------------------------------------------
JANUS ASPEN MID CAP GROWTH (3)
 Accumulation Unit Value Beginning                 10.00      6.66       3.97
 Accumulation Unit Value Ending                     6.66      3.97      2.814
 Number of Units Outstanding at End of Year       23,498    35,242     57,997
-------------------------------------------------------------------------------
JANUS ASPEN BALANCED
 Accumulation Unit Value Beginning                 10.00      9.63       9.03
 Accumulation Unit Value Ending                     9.63      9.03      8.314
 Number of Units Outstanding at End of Year       16,514   103,921    127,383
-------------------------------------------------------------------------------
JANUS ASPEN FLEXIBLE INCOME
 Accumulation Unit Value Beginning                 10.00     10.41      11.04
 Accumulation Unit Value Ending                    10.41     11.04     12.003
 Number of Units Outstanding at End of Year            0     7,300     26,738
-------------------------------------------------------------------------------
JANUS ASPEN GROWTH
 Accumulation Unit Value Beginning                 10.00      8.33       6.17
 Accumulation Unit Value Ending                     8.33      6.17      4.463
 Number of Units Outstanding at End of Year       13,838    55,130    119,868
-------------------------------------------------------------------------------
JANUS ASPEN INTERNATIONAL VALUE: SERVICE SHARES
(4) (5)
 Accumulation Unit Value Beginning                    --        --     10..00
 Accumulation Unit Value Ending                       --        --      7.744
 Number of Units Outstanding at End of Year           --        --      7,447
-------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE GROWTH
 Accumulation Unit Value Beginning                 10.00      8.20       6.26
 Accumulation Unit Value Ending                     8.20      6.26      4.586
 Number of Units Outstanding at End of Year       19.004    46,011     70,099
-------------------------------------------------------------------------------
LSA BASIC VALUE (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      7.627
 Number of Units Outstanding at End of Year           --        --      5,659
-------------------------------------------------------------------------------
LSA VALUE EQUITY (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      7,901
 Number of Units Outstanding at End of Year           --        --      2,801
-------------------------------------------------------------------------------
LSA MID CAP VALUE (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      8.426
 Number of Units Outstanding at End of Year           --        --      7,207
-------------------------------------------------------------------------------
LSA DIVERSIFIED MID CAP (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      7.772
 Number of Units Outstanding at End of Year           --        --      4,042
-------------------------------------------------------------------------------
LSA EMERGING GROWTH EQUITY (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      6.851
 Number of Units Outstanding at End of Year           --        --        893
-------------------------------------------------------------------------------
LSA BALANCED (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      8.657
 Number of Units Outstanding at End of Year           --        --      3,951
-------------------------------------------------------------------------------
MFS EMERGING GROWTH
 Accumulation Unit Value Beginning                 10.00      8.16       5.34
 Accumulation Unit Value Ending                     8.16      5.34      3.482
 Number of Units Outstanding at End of Year       13,552    16,794     31,291
-------------------------------------------------------------------------------
MFS INVESTORS TRUST
 Accumulation Unit Value Beginning                 10.00      9.85       8.15
 Accumulation Unit Value Ending                     9.85      8.15      6.339
 Number of Units Outstanding at End of Year        10.00     5,123     18,699
-------------------------------------------------------------------------------
MFS NEW DISCOVERY
 Accumulation Unit Value Beginning                 10.00      8.97       8.39
 Accumulation Unit Value Ending                     8.97      8.39      5.643
 Number of Units Outstanding at End of Year        3,618    12,324     43,891
-------------------------------------------------------------------------------
MFS RESEARCH
 Accumulation Unit Value Beginning                 10.00      8.88       6.88
 Accumulation Unit Value Ending                     8.88      6.88      5.110
 Number of Units Outstanding at End of Year        1,514    12,325     15,136
-------------------------------------------------------------------------------
MFS TOTAL RETURN
 Accumulation Unit Value Beginning                 10.00     11.21      11.06
 Accumulation Unit Value Ending                    11.21     11.06     10.324
 Number of Units Outstanding at End of Year        1,046    10,121     54,314
-------------------------------------------------------------------------------
PEA SCIENCE AND TECHNOLOGY (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      7.109
 Number of Units Outstanding at End of Year           --        --      1,049
-------------------------------------------------------------------------------
OPCAP SMALLCAP (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      7.183
 Number of Units Outstanding at End of Year           --        --      9,769
-------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP
FUND/VA-SERVICE CLASS (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      7.829
 Number of Units Outstanding at End of Year           --        --      5,536
-------------------------------------------------------------------------------
PIMCO FORIEGN BOND (5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --     10.540
 Number of Units Outstanding at End of Year           --        --        432
-------------------------------------------------------------------------------
PIMCO TOTAL RETURN(5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --     10.532
 Number of Units Outstanding at End of Year           --        --     47,297
-------------------------------------------------------------------------------
PUTNAM INTERNATIONAL GROWTH AND INCOME FUND -
CLASS IB
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      8.179
 Number of Units Outstanding at End of Year           --        --      7,378
-------------------------------------------------------------------------------
SCUDDER BALANCED
 Accumulation Unit Value Beginning                 10.00      9.65       8.92
 Accumulation Unit Value Ending                     9.65      8.92      7.458
 Number of Units Outstanding at End of Year            0     7,603     42,675
-------------------------------------------------------------------------------
SCUDDER BOND
 Accumulation Unit Value Beginning                 10.00     10.62      11.06
 Accumulation Unit Value Ending                    10.62     11.06     11.713
 Number of Units Outstanding at End of Year            0    10,551     13,712
-------------------------------------------------------------------------------
SCUDDER GLOBAL DISCOVERY
 Accumulation Unit Value Beginning                 10.00      9.13       6.77
 Accumulation Unit Value Ending                     9.13      6.77      5.340
 Number of Units Outstanding at End of Year        1,262     4,666     16,395
-------------------------------------------------------------------------------
SCUDDER GROWTH AND INCOME
 Accumulation Unit Value Beginning                 10.00      9.60       8.38
 Accumulation Unit Value Ending                     9.60      8.38      6.337
 Number of Units Outstanding at End of Year            0     3,011      6,015
-------------------------------------------------------------------------------
SCUDDER INTERNATIONAL
 Accumulation Unit Value Beginning                 10.00      8.72       5.93
 Accumulation Unit Value Ending                     8.72      5.93      4.764
 Number of Units Outstanding at End of Year            0       931      7,720
-------------------------------------------------------------------------------
STI CAPITAL APPRECIATION
 Accumulation Unit Value Beginning                 10.00      9.64       8.98
 Accumulation Unit Value Ending                     9.64      8.98      6.905
 Number of Units Outstanding at End of Year            0     1,485      5,973
-------------------------------------------------------------------------------
STI INTERNATIONAL EQUITY
 Accumulation Unit Value Beginning                 10.00      9.26       7.53
 Accumulation Unit Value Ending                     9.26      7.53      6.031
 Number of Units Outstanding at End of Year            0        62        569
-------------------------------------------------------------------------------
STI VALUE INCOME STOCK
 Accumulation Unit Value Beginning                 10.00     11.71      11.39
 Accumulation Unit Value Ending                    11.71     11.39      9.309
 Number of Units Outstanding at End of Year            0     2,903     11,216
-------------------------------------------------------------------------------
STRONG MID CAP GROWTH II
 Accumulation Unit Value Beginning                 10.00      8.06       5.49
 Accumulation Unit Value Ending                     8.06      5.49      3.375
 Number of Units Outstanding at End of Year        9,131    22,284     31,866
-------------------------------------------------------------------------------
STRONG OPPORTUNITY II
 Accumulation Unit Value Beginning                 10.00     10.16       9.63
 Accumulation Unit Value Ending                    10.16      9.63      6.934
 Number of Units Outstanding at End of Year        1,374    18,558     52,462
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
 Accumulation Unit Value Beginning                 10.00     11.53      11.51
 Accumulation Unit Value Ending                    11.53     11.51      9.844
 Number of Units Outstanding at End of Year            0     4,183     33,112
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
 Accumulation Unit Value Beginning                 10.00      8.56       6.55
 Accumulation Unit Value Ending                     8.56      6.55      5.265
 Number of Units Outstanding at End of Year            0     9,777     23,914
-------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH
 Accumulation Unit Value Beginning                 10.00     10.07       9.82
 Accumulation Unit Value Ending                    10.07      9.82      7.607
 Number of Units Outstanding at End of Year        5,856     8,232     63.417
-------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH
 Accumulation Unit Value Beginning                 10.00      9.01       7.82
 Accumulation Unit Value Ending                     9.01      7.82      5.517
 Number of Units Outstanding at End of Year            0     1,426      6,173
-------------------------------------------------------------------------------
VAN KAMPEN GROWTH AND INCOME PORTFOLIO, CLASS II
(5)
 Accumulation Unit Value Beginning                    --        --      10.00
 Accumulation Unit Value Ending                       --        --      8.144
 Number of Units Outstanding at End of Year           --        --     13,613
-------------------------------------------------------------------------------




                                  57 PROSPECTUS

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 5/1/03 the Federated Utility Fund II changed its name to Federated Capital Income Fund II. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(3) Effective 5/1/03 the Janus Aspen Series Aggressive Growth Portfolio changed its name to Janus Aspen Series Mid Cap Growth Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


                                  60 PROSPECTUS

(4) Effective 12/31/02 the Janus Aspen Series Global Value Portfolio changed its name to Janus Aspen Series International Value Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(5) First offered 5/1/02.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                                  61 PROSPECTUS

                         ACCUMULATION UNIT VALUES/(1)/
            BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER

                                                            Year ending December 31,
FUND                                                     1998    1999     2000     2001      2002
----------------------------------------------------------------------------------------------------
ALGER AMERICAN GROWTH
 Accumulation Unit Value Beginning                       10.00    11.91    15.67    13.13     11.39
 Accumulation Unit Value Ending                          11.91    15.67    13.13    11.39     7.507
 Number of Units Outstanding at End of Year              4,543  163,349  234,701  217,917   193,199
----------------------------------------------------------------------------------------------------
ALGER AMERICAN INCOME AND GROWTH
 Accumulation Unit Value Beginning                       10.00    11.48    16.08    15.62     13.16
 Accumulation Unit Value Ending                          11.48    16.08    15.62    13.16     8.921
 Number of Units Outstanding at End of Year                287   60,143  133,128  119,834   112,137
----------------------------------------------------------------------------------------------------
ALGER AMERICAN LEVERAGED ALLCAP
 Accumulation Unit Value Beginning                       10.00    12.79    22.40    16.56     13.70
 Accumulation Unit Value Ending                          12.79    22.40    16.56    13.70     8.903
 Number of Units Outstanding at End of Year                273  119,956  231,238  210,378   182,057
----------------------------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP GROWTH
 Accumulation Unit Value Beginning                       10.00    11.58    15.02    16.13     14.83
 Accumulation Unit Value Ending                          11.58    15.02    16.13    14.83    10.276
 Number of Units Outstanding at End of Year                266   29,209  140,848  103,777    87,644
----------------------------------------------------------------------------------------------------
ALGER AMERICAN SMALL CAPITALIZATION
 Accumulation Unit Value Beginning                       10.00    11.30    15.93    11.41      7.91
 Accumulation Unit Value Ending                          11.30    15.93    11.41     7.91     5.740
 Number of Units Outstanding at End of Year              2,840   28,480   86,794  188,770   172,614
----------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND II
 Accumulation Unit Value Beginning                       10.00     9.83     9.89     8.85      8.83
 Accumulation Unit Value Ending                           9.83     9.89     8.85     8.83     6.323
 Number of Units Outstanding at End of Year             10,770   33,644   45,228   48,327    19,397
----------------------------------------------------------------------------------------------------
FEDERATED U.S. GOV'T SECURITIES II
 Accumulation Unit Value Beginning                       10.00    10.25    10.02    10.94     11.52
 Accumulation Unit Value Ending                          10.25    10.02    10.94    11.52    12.354
 Number of Units Outstanding at End of Year              9,297   64,811  116,508  215,701   195,047
----------------------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME II (2)
 Accumulation Unit Value Beginning                       10.00    11.12    11.12     9.96      8.45
 Accumulation Unit Value Ending                          11.12    11.12     9.96     8.45     8.804
 Number of Units Outstanding at End of Year              7,862   24,931   25,605   28,263    65,223
----------------------------------------------------------------------------------------------------
FIDELITY ASSET MANAGER
 Accumulation Unit Value Beginning                       10.00    10.79    11.79    11.14     10.51
 Accumulation Unit Value Ending                          10.79    11.79    11.14    10.51     9.435
 Number of Units Outstanding at End of Year                292   17,720   29,654   35,309    33,512
----------------------------------------------------------------------------------------------------
FIDELITY CONTRAFUND
 Accumulation Unit Value Beginning                       10.00    11.44    13.98    12.84     11.09
 Accumulation Unit Value Ending                          11.44    13.98    12.84    11.09     9.885
 Number of Units Outstanding at End of Year              5,053  107,737  205,850  197,969   194,863
----------------------------------------------------------------------------------------------------
FIDELITY EQUITY-INCOME
 Accumulation Unit Value Beginning                       10.00    10.82    11.31    12.06     11.28
 Accumulation Unit Value Ending                          10.82    11.31    12.06    11.28     9.212
 Number of Units Outstanding at End of Year              4,535  105,296   177529  232,958   241,080
----------------------------------------------------------------------------------------------------
FIDELITY GROWTH
 Accumulation Unit Value Beginning                       10.00    11.61    15.69    13.74     11.13
 Accumulation Unit Value Ending                          11.61    15.69    13.74    11.13     7.651
 Number of Units Outstanding at End of Year              2,503  137,301  235,989  205,086   270,500
----------------------------------------------------------------------------------------------------
FIDELITY INDEX 500
 Accumulation Unit Value Beginning                       10.00    11.35    13.45    12.00     10.37
 Accumulation Unit Value Ending                          11.35    13.45    12.00    10.37     7.932
 Number of Units Outstanding at End of Year             18,374  623,829  805,200  556,856   452,186
----------------------------------------------------------------------------------------------------
FIDELITY MONEY MARKET
 Accumulation Unit Value Beginning                       10.00    10.13    10.48    10.96     11.23
 Accumulation Unit Value Ending                          10.13    10.48    10.96    11.23    11.237
 Number of Units Outstanding at End of Year             27,065  276,322  238,757  203,954   249,876
----------------------------------------------------------------------------------------------------
FIDELITY OVERSEAS
 Accumulation Unit Value Beginning                       10.00    10.48    14.71    11.70      9.07
 Accumulation Unit Value Ending                          10.48    14.71    11.70     9.07     7.114
 Number of Units Outstanding at End of Year                  0    9,578   34,023   30,189    29,690
----------------------------------------------------------------------------------------------------
JANUS ASPEN MID CAP GROWTH (3)
 Accumulation Unit Value Beginning                       10.00    12.25    27.17    18.22     10.85
 Accumulation Unit Value Ending                          12.25    27.17    18.22    10.85     7,691
 Number of Units Outstanding at End of Year                788   98,325  364,334  323,876   301,246
----------------------------------------------------------------------------------------------------
JANUS ASPEN BALANCED
 Accumulation Unit Value Beginning                       10.00    11.67    14.55    13.99     13.11
 Accumulation Unit Value Ending                          11.67    14.55    13.99    13.11    12.067
 Number of Units Outstanding at End of Year             11,145  128,056  240,082   201771   171,783
----------------------------------------------------------------------------------------------------
JANUS ASPEN FLEXIBLE INCOME
 Accumulation Unit Value Beginning                       10.00    10.24    10.23    10.69     11.33
 Accumulation Unit Value Ending                          10.24    10.23    10.69    11.33    12.313
 Number of Units Outstanding at End of Year              9,165   27,217   40,209   114184    70,265
----------------------------------------------------------------------------------------------------
JANUS ASPEN GROWTH
 Accumulation Unit Value Beginning                       10.00    11.84    16.77    14.09     10.43
 Accumulation Unit Value Ending                          11.84    16.77    14.09    10.43     7.541
 Number of Units Outstanding at End of Year              7,219  258,055  567,172  537,228   459,298
----------------------------------------------------------------------------------------------------
JANUS ASPEN INTERNATIONAL VALUE: SERVICE SHARES (4)
(5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.742
 Number of Units Outstanding at End of Year                 --       --       --       --     5,719
----------------------------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE GROWTH
 Accumulation Unit Value Beginning                       10.00    10.67    17.26    14.31     10.92
 Accumulation Unit Value Ending                          10.67    17.26    14.31    10.92     8.002
 Number of Units Outstanding at End of Year              10553  193,058  503,290  554,236   478,457
----------------------------------------------------------------------------------------------------
LSA BASIC VALUE (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.625
 Number of Units Outstanding at End of Year                 --       --       --       --         0
----------------------------------------------------------------------------------------------------
LSA VALUE EQUITY (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.899
 Number of Units Outstanding at End of Year                 --       --       --       --         0
----------------------------------------------------------------------------------------------------
LSA MID CAP VALUE (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     8.423
 Number of Units Outstanding at End of Year                 --       --       --       --    11,748
----------------------------------------------------------------------------------------------------
LSA DIVERSIFIED MID CAP (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.770
 Number of Units Outstanding at End of Year                 --       --       --       --       240
----------------------------------------------------------------------------------------------------
LSA EMERGING GROWTH EQUITY (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     6.849
 Number of Units Outstanding at End of Year                 --       --       --       --         0
----------------------------------------------------------------------------------------------------
LSA BALANCED (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     8.538
 Number of Units Outstanding at End of Year                 --       --       --       --         0
----------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH
 Accumulation Unit Value Beginning                       10.00    11.73    20.39    16.13     10.55
 Accumulation Unit Value Ending                          11.73    20.39    16.13    10.55     6.873
 Number of Units Outstanding at End of Year                733   62,647  172,478  206,482   176,564
----------------------------------------------------------------------------------------------------
MFS INVESTORS TRUST
 Accumulation Unit Value Beginning                       10.00    11.18    11.73    11.52      9.53
 Accumulation Unit Value Ending                          11.18    11.73    11.52     9.53     7.405
 Number of Units Outstanding at End of Year              3,420   52,396   78,791   91,075    81,205
----------------------------------------------------------------------------------------------------
MFS NEW DISCOVERY
 Accumulation Unit Value Beginning                       10.00    11.34    19.37    18.64     17.41
 Accumulation Unit Value Ending                          11.34    19.37    18.64    17.41    11.711
 Number of Units Outstanding at End of Year                  0    4,834   79,016   84,600    52,099
----------------------------------------------------------------------------------------------------
MFS RESEARCH
 Accumulation Unit Value Beginning                       10.00    11.06    13.49    12.63      9.78
 Accumulation Unit Value Ending                          11.06    13.49    12.63     9.78     7.261
 Number of Units Outstanding at End of Year              1,499   29,595   74,482   90,279    83,352
----------------------------------------------------------------------------------------------------
MFS TOTAL RETURN
 Accumulation Unit Value Beginning                       10.00    10.59    10.74    12.26     12.09
 Accumulation Unit Value Ending                          10.59    10.74    12.26    12.09    11.274
 Number of Units Outstanding at End of Year              3,925   27,465   42,639   60,314    60,672
----------------------------------------------------------------------------------------------------
PEA SCIENCE AND TECHNOLOGY (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.106
 Number of Units Outstanding at End of Year                 --       --       --       --         0
----------------------------------------------------------------------------------------------------
OPCAP SMALLCAP (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.181
 Number of Units Outstanding at End of Year                 --       --       --       --     6,099
----------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA-SERVICE
CLASS (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     7.826
 Number of Units Outstanding at End of Year                 --       --       --       --    17,945
----------------------------------------------------------------------------------------------------
PIMCO FORIEGN BOND (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --    10.537
 Number of Units Outstanding at End of Year                 --       --       --       --     1,681
----------------------------------------------------------------------------------------------------
PIMCO TOTAL RETURN (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --    10.529
 Number of Units Outstanding at End of Year                 --       --       --       --   121,362
----------------------------------------------------------------------------------------------------
PUTNAM INTERNATIONAL GROWTH AND INCOME FUND - CLASS IB
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     8.176
 Number of Units Outstanding at End of Year                 --       --       --       --     4,151
----------------------------------------------------------------------------------------------------
SCUDDER BALANCED
 Accumulation Unit Value Beginning                       10.00    11.02    12.50    12.05     11.13
 Accumulation Unit Value Ending                          11.02    12.50    12.05    11.13     9.301
 Number of Units Outstanding at End of Year              4,684   27,978    30692   39,703    27,345
----------------------------------------------------------------------------------------------------
SCUDDER BOND
 Accumulation Unit Value Beginning                       10.00    10.17     9.91    10.78     11.21
 Accumulation Unit Value Ending                          10.17     9.91    10.78    11.21    11.872
 Number of Units Outstanding at End of Year              2,883   10,792   27,221  113,145    64,864
----------------------------------------------------------------------------------------------------
SCUDDER GLOBAL DISCOVERY
 Accumulation Unit Value Beginning                       10.00    10.75    17.55    16.35     12.13
 Accumulation Unit Value Ending                          10.75    17.55    16.35    12.13     9.555
 Number of Units Outstanding at End of Year                203   13,686   49,737   49,746    50,741
----------------------------------------------------------------------------------------------------
SCUDDER GROWTH AND INCOME
 Accumulation Unit Value Beginning                       10.00    10.51    10.96    10.56      9.21
 Accumulation Unit Value Ending                          10.51    10.96    10.56     9.21     6,964
 Number of Units Outstanding at End of Year                702   15,890   25,081   27,230    31,220
----------------------------------------------------------------------------------------------------
SCUDDER INTERNATIONAL
 Accumulation Unit Value Beginning                       10.00    10.37    15.75    12.13      8.25
 Accumulation Unit Value Ending                          10.37    15.75    12.13     8.25     6.626
 Number of Units Outstanding at End of Year              2,877    9,617   50,845   52,239    44,246
----------------------------------------------------------------------------------------------------
STI CAPITAL APPRECIATION (6)
 Accumulation Unit Value Beginning                          --    10.00    10.05    10.19      9.49
 Accumulation Unit Value Ending                             --    10.05    10.19     9.49     7.289
 Number of Units Outstanding at End of Year                 --      353        0        0         0
----------------------------------------------------------------------------------------------------
STI INTERNATIONAL EQUITY (6)
 Accumulation Unit Value Beginning                          --    10.00    10.48     9.96      8.09
 Accumulation Unit Value Ending                             --    10.48     9.96     8.09     6.477
 Number of Units Outstanding at End of Year                 --        0        0    8,699         0
----------------------------------------------------------------------------------------------------
STI VALUE INCOME STOCK (6)
 Accumulation Unit Value Beginning                          --    10.00     8.61     9.36      9.10
 Accumulation Unit Value Ending                             --     8061     9.36     9.10     7.430
 Number of Units Outstanding at End of Year                 --        0   26,173   68,339    50,097
----------------------------------------------------------------------------------------------------
STRONG MID CAP GROWTH II
 Accumulation Unit Value Beginning                       10.00    11.40    21.29    17.83     12.14
 Accumulation Unit Value Ending                          11.40    21.29    17.83    12.14     7.458
 Number of Units Outstanding at End of Year                  0   12,658   83,687   73,167    57,719
----------------------------------------------------------------------------------------------------
STRONG OPPORTUNITY II
 Accumulation Unit Value Beginning                       10.00    10.92    14.49    15.19     14.39
 Accumulation Unit Value Ending                          10.92    14.49    15.19    14.39    10.358
 Number of Units Outstanding at End of Year                191    7,846   54,610   78,577    79,126
----------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
 Accumulation Unit Value Beginning                       10.00    10.77    10.99    12.22     12.19
 Accumulation Unit Value Ending                          10.77    10.99    12.22    12.19    10.418
 Number of Units Outstanding at End of Year                687   31,694   76,993  156,026   110,443
----------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
 Accumulation Unit Value Beginning                       10.00    10.76    14.11    11.41      8.73
 Accumulation Unit Value Ending                          10.76    14.11    11.41     8.73     7.014
 Number of Units Outstanding at End of Year                  0    5,012   27,962   25,668    32,251
----------------------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH
 Accumulation Unit Value Beginning                       10.00    11.49    13.98    14.77     14.39
 Accumulation Unit Value Ending                          11.49    13.98    14.77    14.39    11.148
 Number of Units Outstanding at End of Year                  0   12,775   32,000   50,183    57,545
----------------------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH
 Accumulation Unit Value Beginning                       10.00    11.23    12.46    10.95      9.49
 Accumulation Unit Value Ending                          11.23    12.46    10.95     9.49     6.695
 Number of Units Outstanding at End of Year                  0    6,584   23,411   17,653    93,505
----------------------------------------------------------------------------------------------------
VAN KAMPEN GROWTH AND INCOME PORTFOLIO, CLASS II (5)
 Accumulation Unit Value Beginning                          --       --       --       --     10.00
 Accumulation Unit Value Ending                             --       --       --       --     8.141
 Number of Units Outstanding at End of Year                 --       --       --       --     4,365
----------------------------------------------------------------------------------------------------




                                  62 PROSPECTUS

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 5/1/03 the Federated Utility Fund II changed its name to Federated Capital Income Fund II. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(3) Effective 5/1/03 the Janus Aspen Series Aggressive Growth Portfolio changed its name to Janus Aspen Series Mid Cap Growth Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


                                  65 PROSPECTUS

(4) Effective 12/31/02 the Janus Aspen Series Global Value Portfolio changed its name to Janus Aspen Series International Value Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(5) First offered 5/1/02.

(6) STI Classic Variable Trust Sub-Accounts were not available during 1998.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                                  66 PROSPECTUS

                         ACCUMULATION UNIT VALUES/(1)/
          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                                                           Year ending December 31,
FUND                                                        2000     2001      2002
--------------------------------------------------------------------------------------
ALGER AMERICAN GROWTH
 Accumulation Unit Value Beginning                           10.00     8.16      7.07
 Accumulation Unit Value Ending                               8.16     7.07     4.651
 Number of Units Outstanding at End of Year                 11,130   97,242   108,296
--------------------------------------------------------------------------------------
ALGER AMERICAN INCOME AND GROWTH
 Accumulation Unit Value Beginning                           10.00     9.28      7.81
 Accumulation Unit Value Ending                               9.28     7.81     5.284
 Number of Units Outstanding at End of Year                 32,338   92,660   202,665
--------------------------------------------------------------------------------------
ALGER AMERICAN LEVERAGED ALLCAP
 Accumulation Unit Value Beginning                           10.00     7.68      6.34
 Accumulation Unit Value Ending                               7.68     6.34     4.116
 Number of Units Outstanding at End of Year                 62,468  136,468   264,242
--------------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP GROWTH
 Accumulation Unit Value Beginning                           10.00     9.44      8.67
 Accumulation Unit Value Ending                               9.44     8.67     5.996
 Number of Units Outstanding at End of Year                123,576  107,872   295,309
--------------------------------------------------------------------------------------
ALGER AMERICAN SMALL CAPITALIZATION
 Accumulation Unit Value Beginning                           10.00     7.22      4.99
 Accumulation Unit Value Ending                               7.22     4.99     3.619
 Number of Units Outstanding at End of Year                  5,134  116,699   128,015
--------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND II
 Accumulation Unit Value Beginning                           10.00     9.19      9.15
 Accumulation Unit Value Ending                               9.19     9.15     5.784
 Number of Units Outstanding at End of Year                    597   52,109    24,658
--------------------------------------------------------------------------------------
FEDERATED U.S. GOV'T SECURITIES II
 Accumulation Unit Value Beginning                           10.00    10.61     11.15
 Accumulation Unit Value Ending                              10.61    11.15    11.942
 Number of Units Outstanding at End of Year                    230   69,662   408,779
--------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME II (2)
 Accumulation Unit Value Beginning                           10.00     9.14      7.74
 Accumulation Unit Value Ending                               9.14     7.74     9.115
 Number of Units Outstanding at End of Year                    689    1,970    92,428
--------------------------------------------------------------------------------------
FIDELITY ASSET MANAGER
 Accumulation Unit Value Beginning                           10.00     9.59      9.03
 Accumulation Unit Value Ending                               9.59     9.03     8.095
 Number of Units Outstanding at End of Year                    299   33,474    73,114
--------------------------------------------------------------------------------------
FIDELITY CONTRAFUND
 Accumulation Unit Value Beginning                           10.00     9.38      8.08
 Accumulation Unit Value Ending                               9.38     8.08     7.195
 Number of Units Outstanding at End of Year                 19,089  104,405   348,537
--------------------------------------------------------------------------------------
FIDELITY EQUITY-INCOME
 Accumulation Unit Value Beginning                           10.00    11.04     10.30
 Accumulation Unit Value Ending                              11.04    10.30     8.405
 Number of Units Outstanding at End of Year                  4,932   75,559   174,403
--------------------------------------------------------------------------------------
FIDELITY GROWTH
 Accumulation Unit Value Beginning                           10.00     8.39      6.79
 Accumulation Unit Value Ending                               8.39     6.79     4.659
 Number of Units Outstanding at End of Year                 52,890   98,555   305,305
--------------------------------------------------------------------------------------
FIDELITY INDEX 500
 Accumulation Unit Value Beginning                           10.00     9.04      7.80
 Accumulation Unit Value Ending                               9.04     7.80     5.960
 Number of Units Outstanding at End of Year                102,744  312,663   365,351
--------------------------------------------------------------------------------------
FIDELITY MONEY MARKET
 Accumulation Unit Value Beginning                           10.00    10.23     10.47
 Accumulation Unit Value Ending                              10.23    10.47    10.456
 Number of Units Outstanding at End of Year                 30,553  140,649   310,441
--------------------------------------------------------------------------------------
FIDELITY OVERSEAS
 Accumulation Unit Value Beginning                           10.00     8.44      6.54
 Accumulation Unit Value Ending                               8.44     6.54     5.119
 Number of Units Outstanding at End of Year                  6,868   58,855   109,892
--------------------------------------------------------------------------------------
JANUS ASPEN MID CAP GROWTH (3)
 Accumulation Unit Value Beginning                           10.00     6.65      3.96
 Accumulation Unit Value Ending                               6.65     3.96     2.799
 Number of Units Outstanding at End of Year                272,048  266,218   307,400
--------------------------------------------------------------------------------------
JANUS ASPEN BALANCED
 Accumulation Unit Value Beginning                           10.00     9.62      9.00
 Accumulation Unit Value Ending                               9.62     9.00     8.273
 Number of Units Outstanding at End of Year                 43,584  199,196   356,912
--------------------------------------------------------------------------------------
JANUS ASPEN FLEXIBLE INCOME
 Accumulation Unit Value Beginning                           10.00    10.40     11.01
 Accumulation Unit Value Ending                              10.40    11.01    11.943
 Number of Units Outstanding at End of Year                     25  104,700   114,051
--------------------------------------------------------------------------------------
JANUS ASPEN GROWTH
 Accumulation Unit Value Beginning                            1000     8.32      6.15
 Accumulation Unit Value Ending                               8.32     6.15     4.441
 Number of Units Outstanding at End of Year                 98,273  116,481   162,987
--------------------------------------------------------------------------------------
JANUS ASPEN INTERNATIONAL VALUE: SERVICE SHARES (4) (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     7.734
 Number of Units Outstanding at End of Year                     --       --    36,688
--------------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE GROWTH
 Accumulation Unit Value Beginning                           10.00     8.19      6.24
 Accumulation Unit Value Ending                               8.19     6.24     4.564
 Number of Units Outstanding at End of Year                 66,346  167,331   245,789
--------------------------------------------------------------------------------------
LSA BASIC VALUE (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     7.617
 Number of Units Outstanding at End of Year                     --       --    24,919
--------------------------------------------------------------------------------------
LSA VALUE EQUITY (5)
Accumulation Unit Value Beginning                               --       --     10.00
Accumulation Unit Value Ending                                  --       --     7.891
Number of Units Outstanding at End of Year                      --       --     1,366
--------------------------------------------------------------------------------------
LSA MID CAP VALUE (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     8.415
 Number of Units Outstanding at End of Year                     --       --    16,087
--------------------------------------------------------------------------------------
LSA DIVERSIFIED MID CAP (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     7.762
 Number of Units Outstanding at End of Year                     --       --    11,372
--------------------------------------------------------------------------------------
LSA EMERGING GROWTH EQUITY (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     6.842
 Number of Units Outstanding at End of Year                     --       --     4,470
--------------------------------------------------------------------------------------
LSA BALANCED (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     8.646
 Number of Units Outstanding at End of Year                     --       --     2,157
--------------------------------------------------------------------------------------
MFS EMERGING GROWTH
 Accumulation Unit Value Beginning                           10.00     8.15      5.33
 Accumulation Unit Value Ending                               8.15     5.33     3.465
 Number of Units Outstanding at End of Year                 66,991  107,324   123,692
--------------------------------------------------------------------------------------
MFS INVESTORS TRUST
 Accumulation Unit Value Beginning                           10.00     9.85      8.13
 Accumulation Unit Value Ending                               9.85     8.13     6.308
 Number of Units Outstanding at End of Year                  3,223    22985    52,812
--------------------------------------------------------------------------------------
MFS NEW DISCOVERY
 Accumulation Unit Value Beginning                           10.00     8.97      8.36
 Accumulation Unit Value Ending                               8.97     8.36     5.615
 Number of Units Outstanding at End of Year                113,237  118,208   205,837
--------------------------------------------------------------------------------------
MFS RESEARCH
 Accumulation Unit Value Beginning                           10.00     8.87      6.86
 Accumulation Unit Value Ending                               8.87     6.86     5.084
 Number of Units Outstanding at End of Year                  6,208   23,332    32,958
--------------------------------------------------------------------------------------
MFS TOTAL RETURN
 Accumulation Unit Value Beginning                           10.00    11.20     11.03
 Accumulation Unit Value Ending                              11.20    11.03    10.273
 Number of Units Outstanding at End of Year                  8,401   60,889   250,026
--------------------------------------------------------------------------------------
PEA SCIENCE AND TECHNOLOGY (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     7.099
 Number of Units Outstanding at End of Year                     --       --       355
--------------------------------------------------------------------------------------
OPCAP SMALLCAP (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     7.173
 Number of Units Outstanding at End of Year                     --       --     8,929
--------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA-SERVICE CLASS
(5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     7.818
 Number of Units Outstanding at End of Year                     --       --    41,593
--------------------------------------------------------------------------------------
PIMCO FORIEGN BOND (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --    10.526
 Number of Units Outstanding at End of Year                     --       --     4,596
--------------------------------------------------------------------------------------
PIMCO TOTAL RETURN (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --    10.518
 Number of Units Outstanding at End of Year                     --       --    85,455
--------------------------------------------------------------------------------------
PUTNAM INTERNATIONAL GROWTH AND INCOME FUND - CLASS IB
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     8.168
 Number of Units Outstanding at End of Year                     --       --     6,727
--------------------------------------------------------------------------------------
SCUDDER BALANCED
 Accumulation Unit Value Beginning                           10.00     9.64      8.90
 Accumulation Unit Value Ending                               9.64     8.90     7.421
 Number of Units Outstanding at End of Year                  1,208   12,145    47,774
--------------------------------------------------------------------------------------
SCUDDER BOND
 Accumulation Unit Value Beginning                           10.00    10.61     11.02
 Accumulation Unit Value Ending                              10.61    11.02    11.655
 Number of Units Outstanding at End of Year                  1,406   60,002    89,305
--------------------------------------------------------------------------------------
SCUDDER GLOBAL DISCOVERY
 Accumulation Unit Value Beginning                           10.00     9.12      6.75
 Accumulation Unit Value Ending                               9.12     6.75     5.313
 Number of Units Outstanding at End of Year                 11,777   24,877    51,809
--------------------------------------------------------------------------------------
SCUDDER GROWTH AND INCOME
 Accumulation Unit Value Beginning                           10.00     9.59      8.35
 Accumulation Unit Value Ending                               9.59     8.35     6.305
 Number of Units Outstanding at End of Year                  3,100   23,428    37,769
--------------------------------------------------------------------------------------
SCUDDER INTERNATIONAL
 Accumulation Unit Value Beginning                           10.00     8.71      5.91
 Accumulation Unit Value Ending                               8.71     5.91     4.740
 Number of Units Outstanding at End of Year                  4,151   18,248    36,822
--------------------------------------------------------------------------------------
STI CAPITAL APPRECIATION
 Accumulation Unit Value Beginning                           10.00     9.63      8.95
 Accumulation Unit Value Ending                               9.63     8.95     6.870
 Number of Units Outstanding at End of Year                    903    7,596    31,178
--------------------------------------------------------------------------------------
STI INTERNATIONAL EQUITY
 Accumulation Unit Value Beginning                           10.00     9.25      7.50
 Accumulation Unit Value Ending                               9.25     7.50     6.001
 Number of Units Outstanding at End of Year                      0    1,363       189
--------------------------------------------------------------------------------------
STI VALUE INCOME STOCK
 Accumulation Unit Value Beginning                           10.00    11.70     11.36
 Accumulation Unit Value Ending                              11.70    11.36     9.262
 Number of Units Outstanding at End of Year                  1,615   18,026    19,587
--------------------------------------------------------------------------------------
STRONG MID CAP GROWTH II
 Accumulation Unit Value Beginning                           10.00     8.05      5.47
 Accumulation Unit Value Ending                               8.05     5.47     3.358
 Number of Units Outstanding at End of Year                110,602  127,720   179,156
--------------------------------------------------------------------------------------
STRONG OPPORTUNITY II
 Accumulation Unit Value Beginning                           10.00    10.15      9.60
 Accumulation Unit Value Ending                              10.15     9.60     6.899
 Number of Units Outstanding at End of Year                  4,607  117,620   278,117
--------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
 Accumulation Unit Value Beginning                           10.00    11.52     11.48
 Accumulation Unit Value Ending                              11.52    11.48     9.895
 Number of Units Outstanding at End of Year                    113   47,501   228,732
--------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
 Accumulation Unit Value Beginning                           10.00     8.55      6.53
 Accumulation Unit Value Ending                               8.55     6.53     5.239
 Number of Units Outstanding at End of Year                  5,575   16,460    39,170
--------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH
 Accumulation Unit Value Beginning                           10.00    10.06      9.79
 Accumulation Unit Value Ending                              10.06     9.79     7.569
 Number of Units Outstanding at End of Year                  6,092   82,744   231,318
--------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH
 Accumulation Unit Value Beginning                           10.00     9.01      7.80
 Accumulation Unit Value Ending                               9.01     7.80     5.489
 Number of Units Outstanding at End of Year                      0   14,973    80,509
--------------------------------------------------------------------------------------
VAN KAMPEN GROWTH AND INCOME PORTFOLIO, CLASS II (5)
 Accumulation Unit Value Beginning                              --       --     10.00
 Accumulation Unit Value Ending                                 --       --     8.133
 Number of Units Outstanding at End of Year                     --       --    12,359
--------------------------------------------------------------------------------------




                                  67 PROSPECTUS

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 5/1/03 the Federated Utility Fund II changed its name to Federated Capital Income Fund II. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(3) Effective 5/1/03 the Janus Aspen Series Aggressive Growth Portfolio changed its name to Janus Aspen Series Mid Cap Growth Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


                                  70 PROSPECTUS

(4) Effective 12/31/02 the Janus Aspen Series Global Value Portfolio changed its name to Janus Aspen Series International Value Portfolio. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

(5) First offered 5/1/02.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                                  71 PROSPECTUS

APPENDIX B
--------------------------------------------------------------------------------


PORTFOLIOS AND PERFORMANCE DATA
From time to time the Separate Account may advertise the Fidelity Money Market Subaccount's "yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Fidelity Money Market Subaccount refers to the net income earned by the Subaccount over the seven-day period stated in the advertisement. This income is then "annualized." That is, the amount of income earned during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by the investment is assumed to be reinvested at the end of each seven-day period. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. Neither the yield nor the effective yield takes into consideration the effect of any capital gains or losses that might have occurred during the seven day period, nor do they reflect the impact of any premium tax charge or Withdrawal Charges. The impact of other, recurring charges on both yield figures is, however, reflected in them to the same extent it would affect the yield (or effective yield) for a Contract of average size.

In addition, the Separate Account may advertise an annualized 30-day (or one month) yield figure for Subaccounts other than the Fidelity Money Market Subaccount. These yield figures are based upon the actual performance of the Subaccount over a 30-day (or one month) period ending on a date specified in the advertisement. Like the money market yield data described above, the 30-day (or one month) yield data will reflect the effect of all recurring Contract charges, but will not reflect any Withdrawal Charges or premium tax charge. The yield figure is derived from net investment gain (or loss) over the period expressed as a fraction of the investment's value at the end of the period.

The Separate Account may also advertise standardized and non-standardized "total return" data for its Subaccounts. Like the yield figures described above, total return figures are based on historical data and are not intended to indicate future performance. The standardized "total return" compares the value of a hypothetical investment made at the beginning of the period to the value of the same hypothetical investment at the end of the period. Standardized total return figures reflect the deduction of any Withdrawal Charge that would be imposed upon a complete redemption of the Contract at the end of the period. Recurring Contract charges are reflected in the standardized total return figures in the same manner as they are reflected in the yield data for Contracts funded through the Money Market Subaccount.

In addition to the standardized "total return," the Separate Account may advertise non-standardized "total return." Non-standardized total return is calculated in a similar manner as the standardized total return except that the Withdrawal Charge is not deducted and is calculated from the Portfolio inception date. Further, we assumed an initial hypothetical investment of $30,000, because $30,000 is closer to the average Purchase Payment of a Contract which we expect to write. Standardized total return, on the other hand, assumes an initial hypothetical investment of $1,000.

The Separate Account may also disclose yield and non-standardized total return for time periods before the date the Separate Account commenced operations. In this case, performance data for the Subaccounts is calculated based on the performance of the Portfolios and assumes that the Subaccounts existed during the same time period as the Portfolios, with recurring Contract charges equal to those currently assessed against the Subaccounts.

Our advertisements may also compare the performance of our Subaccounts with: (a) certain unmanaged market indices, including but the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or
(b) other management investment companies with investment objectives similar to the underlying funds being compared. Our advertisements also may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

The Contract charges are described in more detail on page 37. We have described the computation of advertised performance data for the Separate Account in more detail beginning on page 45 of the Statement of Additional Information.


                                  72 PROSPECTUS

APPENDIX C
--------------------------------------------------------------------------------


ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                        $ 40,000.00
Guarantee Period:                        5 Years
Guaranteed Interest Rate:                5% Annual Effective Rate
5-year Treasury Rate at Time of
Purchase Payment:                        6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

  (a) the greater of:

  . earnings not previously withdrawn; or

  . 15% of your total Purchase Payments in the most recent seven years; plus

  (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% x $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

  .9 x (I - J) x N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.


EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT
A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

  .9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

  $ - 648.00 = -.0180 x ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

  $2,520.00 = 7% x (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

  $38,832.00 = $42,000.00 - $648.00 - $2,520.00


EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT
An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year


                                       73 PROSPECTUS

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

  .9 x (.06 - .055) x 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

  $648.00 = .0180 x ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

  $2,520.00 = 7% x ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

  $40,128.00 = $42,000.00 + $648.00 - $2,520.00


EXAMPLE OF A PARTIAL WITHDRAWAL
If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows

let:                 AW   =    the total amount to be withdrawn
                                from your Contract Value MVA = Market Value
                     Adjustment WC = Withdrawal Charge AW' = amount subject to
                     Market Value
                                Adjustment and Withdrawal Charge

Then                 AW   -    $20,000.00 = WC - MVA

:

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW - $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

  MVA = - .018 x AW'

  WC = .07 x AW'

  WC - MVA = .088AW'

  AW' - $14,000.00 = .088AW'

  AW' = $14,000.00 / (1 - .088) = $15,350.88

  MVA = - .018 x $15,350.88 = - $276.32

  WC = .07 x $15,350.88 = $1,074.56

  AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00


   AW'= amount that MVA & WC are applied to

      = amount withdrawn in excess of Free Amount = $20,000.00 -
        $6,000.00 = $14,000.00

  MVA = -.018 x $14,000.00 --$252.00

  WC  = .07 x $14,000.00 = $980.00


You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.


EXAMPLE OF FREE WITHDRAWAL AMOUNT
Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 x .15 = $6,000.00).


                                  74 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.  Other Expenses of issuance and Distribution.

         Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $ 31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0.00; cost of printing and engraving - $ 25,000.00 (approximate); legal fees - $ 5,000.00 (approximate), and accounting fees - $ 1,000.00 (approximate). All amounts are estimated, for the period ending May 1, 2002 for the continuous offering of shares, but are not deducted from proceeds..

         Item 15.  Indemnification of Directors and Officers

         The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

         The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

         Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract,
         (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





         Item 16.  Exhibits



                  Exh. No.          Description
                     1              Form of Principal Underwriting Agreement*
                   3(a)             Articles of Incorporation**
                   3(b)             Bylaws**
                   4(a)             Form of Variable Annuity Contract***
                   4(b)             Form of Application***
                     5              Opinion and Consent of Counsel regarding legality*****
                    21              Subsidiaries of Registrant - Not Applicable
                  23(a)             Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith)
                  23(b)             Consent of Attorneys (filed herewith)
                  27                Financial Data Schedule****
                  99                Powers of Attorney for Lawrence W. Dahl, Margaret G. Dyer,
                                    Marla G. Friedman, Douglas F. Gaer, John C. Lounds, J. Kevin McCarthy,
                                    Samuel H. Pilch, Steven E. Shebik, Casey J. Sylla, Michael J. Velotta,
                                    B. Eugene Wraith, James P. Zils (filed herewith)

-------------------------------------------------

* Incorporated herein by reference to Post-Effective Amendment to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 22, 1999

** Incorporated herein by reference to the Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

*** Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 22, 1998

**** Incorporated  herein by reference to the Registrant's Form 10-K filed March
     29, 2001.

*****Incorporated herein by reference to Post-Effective  Amendment No. 2 to Form
     S-1 on Form S-3 for Lincoln Benefit Life Variable Annuity Account (File No. 333-59765) filed April 21, 2000.


         Item 17.  Undertakings.

                  (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        ITEM. EXPERTS

          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2002 and from the Statement of Additional Information (which is part of Registration Statement No. 333-50545 of Lincoln Benefit Life Variable Annuity Account) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The financial statements of Lincoln Benefit Life Variable Annuity Account as of December 31, 2002 and for each of the periods in the two year period then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herin by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES

         As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on the 14 day of April 2003.

         LINCOLN BENEFIT LIFE COMPANY (Registrant)

         By:               /s/ B. Eugene Wraith
              ---------------------------------------------------------
                           B. Eugene Wraith
                  President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 14 day of April 2003.



Name                                  Title                                                      Date
------------------------------        --------------------------                                 --------


/s/ B. Eugene Wraith                  Director, President and Chief Operating Officer            April 14, 2003
-------------------------------
(Principal Executive Officer)



/s/ Samuel H. Pilch                   Group Vice President and Controller                        April 14, 2003
------------------------------
(Principal Accounting Officer)



/s/ James P. Zils                     Treasurer                                                  April 14, 2003
-----------------------------
(Principal Financial Officer)



/s/ Lawrence W. Dahl                  Director, Executive Vice President                         April 14, 2003
----------------------------



/s/ Margaret G. Dyer                  Director                                                   April 14, 2003
----------------------------



/s/ Marla G. Friedman                 Director                                                   April 14, 2003
----------------------------



/s/ Douglas F. Gaer                   Director, Executive Vice President                         April 14, 2003
----------------------------



/s/ John C. Lounds                    Director                                                   April 14, 2003
----------------------------



/s/ J. Kevin McCarthy                 Director                                                   April 14, 2003
----------------------------



/s/ Steven E. Shebik                  Director, Senior Vice President and                        April 14, 2003
----------------------------              Chief Financial Officer



/s/ Michael J. Velotta                Director, Senior Vice President,                           April 14, 2003
----------------------------               General Counsel and Secretary



/s/ Casey J. Sylla                    Director, Chairman of the Board and                        April 14, 2003
----------------------------               Chief Executive Officer


                                                      EXHIBITS


         Exhibit No.                Description
             23(a)                  Consent of Independent Auditors

             23(b)                  Consent of Attorneys

             99                     Powers of Attorney for Lawrence W. Dahl, Margaret G. Dyer, Marla G. Friedman,
                                    Douglas F. Gaer, John C. Lounds, J. Kevin McCarthy, Samuel H. Pilch, Steven E.
                                    Shebik, Casey J. Sylla, Michael J. Velotta, B. Eugene Wraith, James P. Zils